UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Lennox International Inc.

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2140 Lake Park Blvd.
Richardson, Texas 75080

April 11, 2011

Dear Stockholders:

It is my pleasure to invite you to the 2011 Annual Meeting of Stockholders of Lennox International Inc. The meeting will be held at 1:00 p.m., local time, on Thursday, May 12, 2011, at the Lennox International Inc. Corporate Headquarters, 2140 Lake Park Blvd., Richardson, Texas 75080.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items of business that will be discussed and voted upon during the meeting.

It is important that you vote your shares whether or not you plan to attend the meeting. To be sure your vote is counted, we urge you to carefully review these proxy materials and to vote as soon as possible. We encourage you to vote via the Internet. It is convenient and saves the Company postage and other costs. You may also vote by telephone, by returning the enclosed Proxy Card by mail, or in person at the meeting.

I look forward to seeing you at the Annual Meeting of Stockholders. On behalf of management and our Board of Directors, I want to thank you for your continued support and confidence in 2011.

Sincerely,

Richard L. Thompson
Chairman of the Board

2140 Lake Park Blvd.
Richardson, Texas 75080

April 11, 2011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2011

To Our Stockholders:

Notice is hereby given that the 2011 Annual Meeting of Stockholders of Lennox International Inc. will be held on Thursday, May 12, 2011 at 1:00 p.m., local time, at the Lennox International Inc. Corporate Headquarters, 2140 Lake Park Blvd., Richardson, Texas 75080, to:

•	elect three Class I directors to hold office for a three-year term expiring at the 2014 Annual Meeting of Stockholders;

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2011 fiscal year;

•	conduct an advisory vote on the compensation of the named executive officers as disclosed in this Proxy Statement;

•	conduct an advisory vote on the frequency of future advisory votes on the compensation of the named executive officers; and

•	transact any other business that may properly come before the Annual Meeting of Stockholders in accordance with the terms of our Amended and Restated Bylaws.

A Proxy Statement, Proxy Card, and Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, accompany this Notice.

The Board of Directors has determined that our stockholders of record at the close of business on March 21, 2011 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

By Order of the Board of Directors,

John D. Torres
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2011:

This Proxy Statement and the Annual Report to Stockholders are available on our website at
http://www.lennoxinternational.com/financials/financialreportproxy.htm and also at www.proxyvote.com

Your Vote Is Important

To be sure your shares are represented at the Annual Meeting of Stockholders, please vote (1) by calling the toll-free number (800) 690-6903 and following the prompts; (2) by Internet at http://www.proxyvote.com; or (3) by completing, dating, signing, and returning your Proxy Card in the enclosed postage-paid envelope as soon as possible. You may vote in person at the Annual Meeting of Stockholders even if you send in your Proxy Card, vote by telephone or vote by Internet. The ballot you submit at the meeting will supersede any prior vote.

PROXY STATEMENT

GENERAL INFORMATION REGARDING THE 2011
ANNUAL MEETING OF STOCKHOLDERS

Meeting Date and Location

The 2011 Annual Meeting of Stockholders (the “Annual Meeting”) of Lennox International Inc. (also referred to in this Proxy Statement as the “Company,” “us,” “we,” or “our”) will be held on Thursday, May 12, 2011 at 1:00 p.m., local time, at the Company’s Corporate Headquarters, 2140 Lake Park Blvd., Richardson, Texas 75080. We began mailing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, Proxy Card and Annual Report to Stockholders, which includes our Annual Report on Form 10-K, to our stockholders on or about April 11, 2011 for the purpose of soliciting proxies on behalf of our Board of Directors (our “Board”).

Matters to be Voted On

At the meeting, you will be asked to vote on four proposals:

•	Proposal 1: Election of three Class I directors to hold office for a three-year term expiring at the 2014 Annual Meeting of Stockholders.

•	Proposal 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2011 fiscal year.

•	Proposal 3: Advisory vote on the compensation of the named executive officers as disclosed in this Proxy Statement.

•	Proposal 4: Advisory vote on the frequency of the advisory vote on executive compensation.

Our Board recommends you vote “for” each of our Board nominees, “for” proposals 2 and 3, and vote “one year” for proposal 4.

Record Versus Beneficial Ownership of Shares

If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, we sent our Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and Annual Report to Stockholders directly to you.

If your shares are held in a stock brokerage account or by a bank, you are considered the “beneficial owner” of shares held in street name. In that case, our Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card, and Annual Report to Stockholders have been forwarded to you by your broker or bank, which is considered, with respect to those shares, the stockholder of record. Your broker or bank will also send you instructions on how to vote. If you have not heard from your broker or bank, please contact them as soon as possible.

Record Date and Number of Votes

The record date for the Annual Meeting is March 21, 2011. If you were a stockholder of record at the close of business on the record date, you may vote. At the close of business on the record date, there were 53,319,689 shares of our common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each proposal to be voted on.

Quorum and Vote Required

A quorum is required to transact business at the Annual Meeting. To achieve a quorum at the Annual Meeting, stockholders holding a majority of our outstanding shares entitled to vote must be present either in person or represented by proxy. Shares held by us in treasury will not count towards the calculation of a quorum. In the event a quorum is not present at the Annual Meeting, we expect the meeting will be adjourned or postponed to solicit additional proxies.

To be elected, our nominees for director must receive a plurality of the votes cast. This means that the three director nominees with the most “for” votes will be elected, regardless of whether any nominee received a majority of the votes cast. If a quorum is present, ratification of our independent registered public accounting firm and approval of the advisory vote on the compensation of our named executive officers require that the votes case in favor of these proposals exceed the votes cast against proposals. With respect to the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, the alternative receiving the greatest number of votes — one year, two years, or three years — will be the frequency the Stockholders approve.

Abstentions and Broker Non-Votes

If a broker or bank holds shares in “street name” (that is, in the name of a bank, broker, nominee or other holder of record) and the beneficial owner does not provide the broker or bank with specific voting instructions, (referred to as “broker non-votes”), the broker or bank generally has discretion to vote on routine matters but does not have discretion to vote on non-routine matters.

Pursuant to New York Stock Exchange (“NYSE”) rules, Proposal 1 (election of directors), Proposal 3 (advisory vote on the compensation of named executive officers) and Proposal 4 (advisory vote on the frequency of future advisory votes on the compensation of named executive officers) will be considered non-routine proposals for which your broker or bank may not exercise voting discretion if it does not receive voting instructions from you and Proposal 2 (ratification of the appointment of our independent auditor) will be considered a routine proposal for which your broker or bank may exercise voting discretion even if it does not receive voting instructions from you.

Abstentions and broker non-votes, if applicable, will be included in determining whether a quorum is present, but will not be counted as votes “for” or “against” Proposals 1 or 3.

Voting Procedures

To be sure your shares are represented at the Annual Meeting, please vote as soon as possible. If you are a stockholder of record, you may vote using any of the following methods:

•	By Internet or Telephone: The Internet and telephone voting procedures established by our Company and administered by Broadridge Financial Solutions, Inc. (“Broadridge”) are available to our stockholders of record only. If you are a stockholder of record, you can vote using the Internet at http://www.proxyvote.com, or by calling the toll-free number (800) 690-6903 and following the prompts. You should have your Proxy Card containing your control number in hand when you access the website or call. Internet and telephone voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 11, 2011.

•	By Mail: You may complete, date, sign and return your Proxy Card in the enclosed postage-paid envelope. If you sign and return your Proxy Card but do not give voting instructions, your shares will be voted as recommended by our Board.

•	In Person at the Annual Meeting of Stockholders: You may vote in person at the meeting even if you have already voted your shares. The ballot you submit at the meeting will supersede any prior vote. If you attend the Annual Meeting in person and want to vote shares you beneficially hold in street name, you must bring a written proxy from your broker or bank that identifies you as the sole representative entitled to vote the shares indicated.

If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and telephone voting also will be offered to stockholders owning shares through most banks, brokers and nominees. A representative of

Broadridge will tabulate the votes and act as inspector of election at the Annual Meeting. As discussed above, if you hold your shares in street name, it is critical that you cast your vote in order for it to be counted on Proposals 1, 3, and 4.

Changing Your Vote

You can change your vote on a proposal at any time before the meeting for any reason by revoking your proxy. For stockholders of record, proxies may be revoked by filing a written notice of revocation, bearing a later date than your proxy, with our Corporate Secretary at or before the meeting. Proxies may also be revoked by:

•	submitting a new written proxy bearing a later date than the Proxy Card you previously submitted prior to or at the Annual Meeting;

•	voting again by telephone or Internet before 11:59 p.m., Eastern Time, on May 11, 2011; or

•	attending the Annual Meeting and voting in person; however, attendance at the meeting will not in and of itself constitute a revocation of your proxy.

In each case, the later submitted vote will be recorded and the earlier vote revoked. Any written notice of a revocation of a proxy should be sent to Lennox International Inc., 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Corporate Secretary. To be effective, the revocation must be received by our Corporate Secretary before the taking of the vote at the Annual Meeting.

If your shares are held in street name, you must follow the specific voting directions provided to you by your bank, broker, nominee or other holder of record to change or revoke any instructions you have already provided. Alternatively, obtain a proxy from your bank, broker or other holder of record and provide it with your vote at the Annual Meeting.

Other Business; Adjournments

We are not aware of any other business to be acted upon at the Annual Meeting. However, if you have voted by proxy and other matters are properly presented at the Annual Meeting for consideration in accordance with our Amended and Restated Bylaws (“Bylaws”), the persons named in the accompanying Proxy Card will have discretion to act on those matters according to their best judgment or the Board’s recommendation. In the absence of a quorum, stockholders representing a majority of the votes present in person or by proxy at the meeting may adjourn the meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Bylaws provide that our Board may be composed of no less than three and no more than 15 members. The size of our Board has been fixed by our Board at 11 members, divided into three classes, with each class serving a three-year term.

Under our Bylaws and our Restated Certificate of Incorporation, the Board classes are to be as nearly equal in number as the number of outstanding directors permits. Due to the anticipated retirement of Mr. Byrne at the 2011 Annual Meeting, Class I will be reduced by one director. Mr. Byrne will have reached the mandatory retirement age of 75 (set forth in our Corporate Governance Guidelines) by that date. In order to balance the number of directors in each class caused by Mr. Byrne’s retirement, the Board has nominated Ms. Cooper (currently a Class III director) this year as a Class I director.

Upon the recommendation of the Board Governance Committee, the Board has nominated three Class I directors for re-election to our Board to hold office for a three-year term expiring at the 2014 Annual Meeting of Stockholders. All Class II and Class III directors will continue in office, in accordance with their previous election (with the exception of Ms. Cooper who will cease to be a Class III director upon her election this year as a Class I director), until the expiration of the terms of their classes at the 2012 and 2013 Annual Meeting of Stockholders, respectively. The process followed by the Board in nominating directors and the criteria considered for director nominees is described in the “Corporate Governance — Director Nomination Process and Nominee Criteria” section of this Proxy Statement.

We provide below biographical information for each nominee for Class I director and for each current director in the classes continuing in office following the Annual Meeting. For each director and director nominee, the information presented includes the positions held, principal occupation, and business experience for the past five years or more. The biographical description below for each director and director nominee also includes the specific experience, qualifications, attributes and skills that led to the Board’s conclusion that such person should serve as a director of the Company at this time, in light of our business and structure.

If you do not wish your shares to be voted for any particular nominee, you may withhold your vote for that particular nominee. If any nominee for Class I director becomes unavailable to serve, the persons named in the accompanying Proxy Card may vote for any alternate designated by the incumbent Board, upon the recommendation of the Board Governance Committee, or the number of directors constituting the Board may be reduced.

Nominees

The Board has nominated the following individuals for re-election as Class I directors for a three-year term expiring at the 2014 Annual Meeting of Stockholders:

Janet K. Cooper, 57, has served as a director of our Company since 1999. She is a member of the Audit Committee and the Public Policy Committee. From 2002 to 2008, Ms. Cooper served as Senior Vice President and Treasurer of Qwest Communications International Inc. From 2001 to 2002, she served as Chief Financial Officer (“CFO”) and Senior Vice President of McDATA Corporation, a global leader in open storage networking solutions. From 2000 to 2001, she served as Senior Vice President, Finance of Qwest. From 1998 to 2000, she served in various senior level finance positions at US West Inc., a regional Bell operating company, including Vice President, Finance and Controller and Vice President and Treasurer. From 1978 to 1998, Ms. Cooper served in various capacities with the Quaker Oats Company, including Vice President, Treasurer and Tax from 1997 to 1998 and Vice President, Treasurer from 1992 to 1997.

Ms. Cooper serves on the Board of Directors, as Chair of the Audit Committee and as a member of the Finance Committee of The TORO Company, a manufacturer of equipment for lawn and turf care maintenance. Ms. Cooper also serves on the Board of Directors, and as a member of the Audit Committee and the Capital Advisory Committee of MWH, a firm providing water, wastewater, energy, natural resource, program management, consulting, and construction services to clients around the world.

Ms. Cooper contributes a substantial financial background and extensive experience in capital markets, tax, accounting matters, and pension plan investments in her service as a director.

John W. Norris, III, 53, has served as a director of our Company since 2001. He is the Chair of the Public Policy committee and a member of the Board Governance Committee. Mr. Norris is a co-founder of Maine Network Partners and is the founding Chairman of the Environmental Funders Network. From 2000 to 2005, he served as the Associate Director of Philanthropy for the Maine Chapter of The Nature Conservancy. Mr. Norris was Co-Founder and President of Borealis, Inc., an outdoor products manufacturer, from 1988 to 2000 and served as an economic development Peace Corps Volunteer in Jamaica, West Indies from 1985 to 1987. Before joining the Peace Corps, Mr. Norris completed a graduate school internship at Lennox Industries Inc., a subsidiary of the Company, in 1983.

Mr. Norris contributes substantial experience and knowledge on environmental issues, non-governmental organizations, and organizational development in his service as a director.

Paul W. Schmidt, 66, has served as a director of our Company since 2005. He is the Chair of the Audit Committee and a member of the Board Governance Committee. In early 2007, Mr. Schmidt retired from his position as Corporate Controller of General Motors Corporation, a position he held since 2002. He began his career in 1969 as an analyst with the Chevrolet Motor Division of General Motors and subsequently served in a wide variety of senior leadership roles for General Motors, including financial, product and factory management, business planning, investor relations and international operations. Mr. Schmidt also served as Director of Capital, Performance and Overseas Analysis in General Motors’s New York Treasurer’s Office.

Mr. Schmidt contributes a thorough knowledge of U.S. GAAP and extensive experience in financial statement preparation, accounting matters, and risk management, as well as manufacturing expertise, in his service as a director.

THE BOARD RECOMMENDS A VOTE “FOR”
EACH OF THE ABOVE NOMINEES

The following Class II directors’ terms will continue until the 2012 Annual Meeting of Stockholders:

John E. Major, 65, has served as a director of our Company since 1993. He is a member of the Audit Committee and the Compensation and Human Resources Committee. Mr. Major is President of MTSG, a company that provides consulting, management and governance services, which he formed in 2003. From 2003 to 2006, he served as CEO of Apacheta Corporation, a mobile wireless software company whose products are used to manage inventory and deliveries. From 2000 to 2003, he served as Chairman and CEO of Novatel Wireless, Inc., a leading provider of wireless Internet solutions. Prior to joining Novatel Wireless, Mr. Major served as President and CEO of Wireless Knowledge, Inc., a joint venture between Microsoft Corporation and QUALCOMM Inc., from 1998 through 1999. From 1997 to 1998, he served as Executive Vice President of QUALCOMM and President of its Wireless Infrastructure Division. Prior to joining QUALCOMM, Mr. Major served as Senior Vice President and Chief Technology Officer at Motorola, Inc., a manufacturer of telecommunications equipment. Prior to that he served as Senior Vice President and General Manager for Motorola’s Worldwide Systems Group of the Land Mobile Products Sector.

Mr. Major currently serves as the Chairman of the Board, Chair of the Compensation Committee, and a member of the Nominating and Corporate Governance Committee of Broadcom Corporation, a semiconductor manufacturing company. He also serves on the Board of Directors, as Chair of the Nominating and Corporate Governance Committee, and as a member of the Technology Committee and the Audit Committee of Littelfuse, Inc., a manufacturer of circuit protection devices. Mr. Major also serves on the Board of Directors, as Chair of the Nominating and Corporate Governance Committee, and as a member of the Compensation Committee of ORBCOMM Inc., a satellite communications service provider. Mr. Major previously served on the Board of Directors of Verilink Corporation, a manufacturer of microwave communications products, from June 1996 to January 2007.

Mr. Major contributes substantial experience in product innovation, compensation programs, and mergers and acquisitions in his service as a director.

Jeffrey D. Storey, M.D., 45, has served as a director of our Company since 2006. He is a member of the Compensation and Human Resources Committee and the Public Policy Committee. He is a founding partner and President of Cheyenne Women’s Clinic in Cheyenne, Wyoming, a position he has held since 2004. Dr. Storey graduated from Dartmouth Medical School in 1993 and has been a practicing obstetrician/gynecologist since 1997. He is also a Colonel in the U.S. Air Force and the State Air Surgeon for the Wyoming National Guard. He is a veteran of Operation Enduring Freedom. Dr. Storey also serves on the Wyoming Board of Medicine. Dr. Storey is a Fellow in the American College of Obstetricians and Gynecologists and serves as an Adjunct Clinical Faculty Member for the University of Wyoming, Department of Family Practice.

Dr. Storey contributes substantial experience in organizational and leadership development, and significant knowledge of health care management, public health and industrial safety issues in his service as a director.

Gregory T. Swienton, 61, has served as a director of our Company since 2010. He is a member of the Compensation and Human Resources Committee and the Public Policy Committee. Mr. Swienton was appointed Chairman of Ryder System, Inc. in May 2002 having been named Chief Executive Officer in November 2000. Mr. Swienton joined Ryder as President and Chief Operating Officer in June 1999. Before joining Ryder, Mr. Swienton was Senior Vice President-Growth Initiatives of Burlington Northern Santa Fe Corporation (BNSF). Prior to that he was BNSF’s Senior Vice President-Coal and Agricultural Commodities Business Unit, and previously had been Senior Vice President of its Industrial and Consumer Units. He joined the former Burlington Northern Railroad in June 1994 as Executive Vice President-Intermodal Business Unit. Prior to joining Burlington Northern, Mr. Swienton was Executive Director-Europe and Africa of DHL Worldwide Express in Brussels, Belgium from 1991 to 1994, and prior to that, he was DHL’s Managing Director-Western and Eastern Europe from 1988 to 1990, also located in Brussels. For the five years prior to these assignments, Mr. Swienton was Regional Vice President of DHL Airways, Inc. in the United States. From 1971 to 1982, Mr. Swienton held various national account, sales and marketing positions with AT&T and Illinois Bell Telephone Company.

Mr. Swienton serves on the Board of Directors, as the Chair of the Finance Committee and as a member of the Audit Committee of Harris Corporation, an international communications and information technology company. He also serves on the Board of Trustees of St. Thomas University in Miami.

As an active CEO, Mr. Swienton’s contributes extensive international business experience, deep expertise in global distribution and supply chain innovations, as well as experience in growth initiatives, in his service as a director.

The following Class III directors’ terms will continue until the 2013 Annual Meeting of Stockholders:

Todd M. Bluedorn, 48, became Chief Executive Officer (“CEO”) and was elected as a director of our Company in April 2007. Prior to joining the Company, Mr. Bluedorn served in numerous senior management positions for United Technologies since 1995, including President, Americas — Otis Elevator Company; President, North America — Commercial Heating, Ventilation and Air Conditioning for Carrier Corporation; and President, Hamilton Sundstrand Industrial. He began his professional career with McKinsey & Company in 1992. A graduate of West Point with a B.S. in electrical engineering, Mr. Bluedorn served in the United States Army as a combat engineer officer and United States Army Ranger from 1985 to 1990. He received his MBA from Harvard University School of Business in 1992.

Mr. Bluedorn serves on the Board of Directors, the Governance Committee and the Compensation and Organization Committee of Eaton Corporation, a diversified industrial manufacturer.

Mr. Bluedorn possesses considerable industry knowledge and executive leadership experience. Mr. Bluedorn’s extensive knowledge of our Company and its business, combined with his drive for excellence and innovation, position him well to serve as CEO and a director of our Company.

C. L. (Jerry) Henry, 69, has served as a director of our Company since 2000. He is a member of the Audit Committee and the Board Governance Committee. Prior to his retirement, Mr. Henry served as Chairman, President, and CEO of Johns Manville Corporation, a leading manufacturer of insulation and building products, from 1996 to 2004. Mr. Henry served as Executive Vice President and CFO for E. I. du Pont de Nemours and Company, a global science and technology company, from 1993 to 1996.

Mr. Henry currently serves on the Board of Directors, as Chair of the Audit Committee and as a member of the Compensation Committee of MWH, a firm providing water, wastewater, energy, natural resource, program management, consulting, and construction services to clients around the world.

As a former CEO and CFO, Mr. Henry contributes a broad knowledge of financial matters, strategy development, risk management, and mergers and acquisitions in his service as a director.

Terry D. Stinson, 69, has served as a director of our Company since 1998. He is the Chair of the Board Governance Committee and a member of the Compensation and Human Resources Committee. Mr. Stinson currently serves as Group Vice President of AAR Corp., an international, publicly traded aerospace manufacturing and services firm. In addition, Mr. Stinson has served as CEO of his own consulting practice, Stinson Consulting, LLC, engaged in strategic alliances and marketing for the aerospace industry, since 2001. From 2002 to 2005, Mr. Stinson served as CEO of Xelus, Inc., a collaborative enterprise service management solution company. From 1998 to 2001, Mr. Stinson was Chairman and CEO of Bell Helicopter Textron Inc., the world’s leading manufacturer of vertical lift aircraft, and served as President from 1996 to 1998. From 1991 to 1996, Mr. Stinson served as Group Vice President and Segment President of Textron Aerospace Systems and Components for Textron Inc. Prior to that position, he was President of the Hamilton Standard Division of United Technologies Corporation, a defense supply company, since 1986.

Mr. Stinson previously served on the Board of Directors of Triumph Group, Inc., a company engaged in the manufacturing and repair of aircraft components, subassemblies and systems, from September 2003 to March 2008.

As a former senior executive of two Fortune 500 companies, Mr. Stinson contributes extensive general management experience in technology-driven businesses, and a thorough knowledge of corporate governance, director recruitment and development, talent management, and strategy development in his service as a director.

Richard L. Thompson, 71, has served as a director of our Company since 1993. He served as Vice Chairman of the Board from February 2005 to July 2006 and was appointed Chairman of the Board in July 2006. Mr. Thompson served as Group President and Member of the Executive Office of Caterpillar Inc., a manufacturer of construction and mining equipment, from 1995 until his retirement in 2004. He joined Caterpillar in 1983 as Vice President, Customer Services. In 1989, he was appointed President of Solar Turbines Inc., a wholly-owned subsidiary of Caterpillar and manufacturer of gas turbines. From 1990 to 1995, he served as Vice President of Caterpillar, with responsibility for its worldwide engine business. Previously, he held the positions of Vice President of Marketing and Vice President and General Manager, Components Operations of RTE Corporation, a manufacturer of electrical distribution products.

Mr. Thompson serves on the Board of Directors, as Chair of the Management Development and Compensation Committee and as a member of the Nominating and Corporate Governance Committee of Gardner Denver, Inc., a manufacturer of air compressors, blowers and petroleum pumps. He also serves on the Board of Directors, as Chair of the Finance Committee, as a member of the Audit Committee and as a member of the Corporate Governance Committee of NiSource Inc., a natural gas and electric utility. In addition, he is a former Director of the National Association of Manufacturers, the nation’s largest industrial trade association.

As a former senior executive at a Fortune 50 company, Mr. Thompson contributes extensive experience leading international business units, engineering and product development, and a substantial knowledge of marketing and channel management, in his service as a director.

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed KPMG LLP to continue as our independent registered public accounting firm for the 2011 fiscal year. We are asking our stockholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm. If our stockholders do not ratify the appointment, the Audit Committee will consider the reasons for such rejection and whether it should select a different firm; however, it is not required to do so. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of KPMG LLP will be present at the 2011 Annual Meeting of Stockholders and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement at the meeting if he or she desires to do so.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
2011 FISCAL YEAR.

Independent Registered Public Accountants

Audit and Non-Audit Fees

The following table sets forth information as to the fees services rendered by KPMG LLP for each of the last two fiscal years (in thousands).

	2010	2009

Audit Fees(1)	$3,299	$3,330
Audit-Related Fees(2)	367	51
Tax Fees(3)	264	142
All Other Fees	0	0

TOTAL	$3,930	$3,523

(1)	Represents fees billed for the audit of our annual financial statements included in our Annual Reports on Form 10-K and review of financial statements included in our Quarterly Reports on Form 10-Q; the audit of our internal control over financial reporting; and for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. The 2009 audit fees differ from the amounts shown in our 2010 Proxy Statement due to the finalization of billings during 2010.

(2)	Represents fees billed for assurance and related services reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting. Such services in 2010 consisted of providing a comfort letter in support of a bond offering, and due-diligence work relating to a business acquisition. Services in 2009 consisted of inventory observation and valuation services in support of the sale of an entity in the Czech Republic.

(3)	Represents fees billed for tax compliance, including review of tax returns, tax advice, and tax planning.

Audit Committee Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit services provided by our independent registered public accountants. In addition, all non-audit services provided by KPMG LLP are pre-approved in accordance with our policy entitled “Use of External Audit Firm for Non-Attest Services.” The policy identifies services that are specifically prohibited by Securities and Exchange Commission (“SEC”) rules and states that these services may not be performed by our independent registered public accountants. For permissible non-audit services, the Audit Committee has delegated pre-approval authority to the Audit Committee Chair. In addition, the Audit Committee has approved annual maximum amounts for tax advisory and tax return services. No engagements are commenced until the Audit Committee Chair’s approval has been received. All approved services are reported to the full Audit Committee at each quarterly meeting.

In accordance with the foregoing, all services provided by KPMG LLP in 2010 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee maintains effective working relationships with the Board, management, the Company’s internal auditors and KPMG, LLP, the Company’s independent registered public accounting firm (the “Independent Accountants”). As set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. The Independent Accountants are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and on the Company’s internal control over financial reporting.

The Audit Committee (1) has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2010 with the Company’s management and with the Independent Accountants; (2) has discussed with the Independent Accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (3) has received the written disclosures and the letter from the Independent Accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Accountants’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the Independent Accountants the Independent Accountants’ independence and considered whether the provision of non-audit services by the Independent Accountants to the Company is compatible with Independent Accountants’ independence.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the Independent Accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s Independent Accountants are in fact “independent.”

Based upon the reviews and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Submitted by the Audit Committee of the Board:

Paul W. Schmidt (Chairperson)	Janet K. Cooper
C. L. (Jerry) Henry	John E. Major

CORPORATE GOVERNANCE

Director Independence

Our Corporate Governance Guidelines require that a majority of our directors be “independent,” and that the Compensation & Human Resources, Board Governance and Audit Committees consist exclusively of independent directors as independence is defined under the NYSE listing standards, the Securities and Exchange Act of 1934 and any other applicable laws or regulations regarding independence. No director qualifies as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company.

Applying these standards, the Board has determined that a majority of our Board is independent and that all of the members of the Board’s standing committees consist exclusively of independent directors (see table below).

In making its determination as to the independence of our directors, the Board Governance Committee and the Board considered the following relationships:

•	Mr. Swienton serves as the Chairman and CEO of Ryder System Inc., which provides transportation and logistics services to the Company in the ordinary course of business.

•	An immediate family member of Ms. Cooper is employed as a non-executive employee of a global consulting and services firm. The Company engaged the firm to provide certain consulting services to the Company in the ordinary course of business.

Board Meetings and Leadership Structure

The Board considers and evaluates the effectiveness of our Board leadership structure from time to time as part of its self-evaluation process. Currently, the roles of Chairman of the Board and CEO are held separately by Mr. Thompson and Mr. Bluedorn, respectively. We believe this leadership structure is best for our Company and our stockholders at this time. Our Chairman of the Board’s responsibility is to lead the Board, and our CEO’s responsibility is to manage the Company. The Board does not have a lead independent director because the Chairman of the Board is an independent director and the Board therefore believes such a position would be redundant.

Our Chairman of the Board provides leadership to the Board, plans and chairs Board meetings, presides over meetings of the independent directors and facilitates the Board’s strategic planning for our Company. The Chairman of the Board also serves as a standing invitee of each of the Board committees.

Our CEO is responsible for driving the performance of our Company in accordance with our overall strategy, building and maintaining a high performance management team, managing Company operations, and representing our Company to customers, employees and other stakeholders. Our CEO has served in his role since April 2007.

The Board met 8 times in 2010. All directors attended in excess of 75% of the total number of meetings of the Board and committees of the Board on which they served. The Board does not currently have a policy with regard to attendance of Board members at the annual meeting of stockholders. All of the individuals serving as directors at the time of our 2010 Annual Meeting of Stockholders attended the meeting, including the three Class I director nominees.

Risk Oversight and Compensation Risk Analysis

The Board oversees the Company’s processes to manage risk at the Board and senior management levels. The Audit Committee oversees the guidelines and policies that govern the Company’s processes to assess and manage significant enterprise risk exposure. While the Board and Audit Committee oversee the Company’s risk management, our management is responsible for the development, implementation, and maintenance of our risk management processes. Management provides periodic reports to the Board and Board committees, as appropriate, on its assessment of strategic, operational, legal and compliance, and financial reporting risks to the Company. The Board, and Board committees, as appropriate, review and consider the management reports provided on the Company’s enterprise risk and risk management strategy.

We have reviewed the Company’s compensation policies and practices to determine if risks arising from those policies and practices are reasonably likely to have a material adverse effect on the Company. Based on such review, we have not identified any risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. For our executive compensation programs, we incorporate balanced short-term and long-term incentive programs for cash and equity awards that are designed to reward successful execution of our business strategy and achievement of desired business results. Additionally, we have stock ownership requirements and clawback provisions to align the interests of our executive officers with the interests of our stockholders. For Company employees who are not executives, we use a variety of incentive compensation programs to incentivize our employees to attain individual goals and support the financial performance of the Company. All of our incentive compensation plans are reviewed at least annually by senior management.

Board Committees

The standing committees of the Board are as follows: Audit, Board Governance, Compensation and Human Resources, and Public Policy. The Board has adopted charters for each of these committees which are available on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Committee Charters.” Each of these Board committees is led by a different independent director and the members of each Board committee are all independent directors.

The following table provides current membership information for each of the Board committees and indicates which directors (who served in 2010) our Board determined are independent.

Compensation
				Board		and Human		Public
Name	Independent	Audit		Governance		Resources		Policy

Richard L. Thompson	X	—		—		—		—
Linda Alvarado**	X	—		—		—		—
Todd M. Bluedorn	—	—		—		—		—
Steve Booth**	X	—		—		—		—
James J. Byrne***	X	—		—		X	*	X
Janet K. Cooper	X	X		—		—		X
C.L. (Jerry) Henry	X	X		X		—		—
John E. Major	X	X		—		X		—
John W. Norris, III	X	—		X		—		X	*
Paul W. Schmidt	X	X	*	X		—		—
Terry D. Stinson	X	—		X	*	X		—
Jeffrey D. Storey, M.D.	X	—		—		X		X
Gregory T. Swienton	X	—		—		X		X

*	Committee Chairperson

**	Departed from the Board during 2010

***	Expected to retire at the 2011 Annual Meeting of Stockholders

Audit Committee

The Audit Committee acts pursuant to its written charter adopted by our Board. The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to the integrity of our financial statements and related systems of internal controls, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications, independence and performance and the performance of our internal audit function. The Audit Committee also has the direct responsibility for the appointment, compensation, retention and oversight of our Independent Accountants.

The Board has determined that each Audit Committee member is independent, as independence for audit committee members is defined by the SEC and the NYSE, is “financially literate” as defined by the NYSE and has accounting or related financial management expertise. The Board has determined that Mr. Schmidt, Chairperson of the Audit Committee, is an audit committee financial expert as defined by the SEC. The Audit Committee met 11 times in 2010.

Board Governance Committee

The Board Governance Committee assists the Board by identifying individuals qualified to become Board members, developing qualification criteria for Board membership, making recommendations to the Board regarding the appropriate size of the Board and appointment of members to the Board’s committees, developing and recommending to the Board the Corporate Governance Guidelines and codes of conduct applicable to our Company, developing our Company’s director education programs, and overseeing the evaluation of our Board. The Board has determined that each member of the Board Governance Committee is independent as independence for directors is defined by the NYSE. The Board Governance Committee met five times in 2010.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee determines our compensation philosophy and oversees our compensation programs for our executive officers and the non-employee members of our Board. The Committee’s responsibilities include oversight of our short- and long-term incentive plans and our executive succession plans. The Committee also reviews the funding requirements and investment policies of our defined benefit and defined contribution retirement plans, and the performance of investment funds, investment advisors and investment managers under those plans.

The Committee reports to the full Board on a regular basis and seeks Board approval for actions relating to Board compensation. Our CEO makes recommendations to the Committee with respect to various elements of executive compensation. See “Executive Compensation — Compensation Discussion and Analysis” for information concerning the Committee’s philosophy and objectives in overseeing executive compensation. The Board has determined that each member of the Committee is independent as independence for compensation committee members is defined by the NYSE. The Board has also determined that each member of the Committee is a “non-employee director” for purposes of Section 16b-3 of the Exchange Act, and is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee met five times in 2010.

The Committee’s charter authorizes the Committee to retain third-party compensation consultants and to obtain advice and assistance from internal or external legal, accounting or other advisors. The Committee retains Frederic W. Cook & Co., Inc. as its executive compensation consultant to provide objective analysis, advice and recommendations regarding the compensation of our executives and non-employee directors. See “Executive Compensation — Compensation Discussion and Analysis” for further information regarding our executive compensation programs and the scope of services provided by Frederic W. Cook & Co., Inc.

Public Policy Committee

The Public Policy Committee is responsible for overseeing our Company’s environmental, health and safety issues, and our position on corporate social responsibility and public issues of significance that affect our stakeholders. The Board has determined that each Public Policy Committee member is independent, as independence for directors is defined by the NYSE. The Public Policy Committee met twice in 2010.

Director Nomination Process and Nominee Criteria

The Board is responsible for approving candidates for Board membership. The Board has delegated the director screening and recruitment process to the Board Governance Committee. In this capacity, the

Board Governance Committee develops and periodically reviews the qualification criteria for Board membership, identifies new director candidates, and makes recommendations to the Board regarding the appropriate size of the Board and appointment of members to the Board’s committees. The Board Governance Committee typically retains a third-party search firm to assist in identifying and evaluating potential new director candidates. Qualifications required of individuals for consideration for Board membership will vary according to the particular areas of expertise, experience and skills being sought as a complement to the existing Board composition at the time of any vacancy.

Neither our Board nor our Board Governance Committee has a formal diversity policy. However, our Corporate Governance Guidelines provide that, when nominating new members to the Board, the Board will seek the best qualified candidates with consideration for diversity. This consideration may include diversity of experience, functional expertise and industry knowledge. Our Board of Director Qualification Guidelines further provide that the Board Governance Committee consider a candidate’s diversity of viewpoints in determining the particular qualifications desired for any new Board member.

According to our Board of Director Qualification Guidelines, the Board Governance Committee considers the following factors in evaluating directors, in addition to such other factors that the Board Governance Committee deems relevant:

•	Personal Characteristics: leadership, integrity, interpersonal skills and effectiveness, accountability and high performance standards;

•	Business Attributes: high levels of leadership experience in business, substantial knowledge of issues faced by publicly-traded companies, experience in positions demonstrating expertise, including on other boards of directors, financial acumen, industry and Company knowledge, diversity of viewpoints and experience in international markets and strategic planning;

•	Independence: independence based on the standards established by the NYSE, the SEC and any other applicable laws or regulations;

•	Professional Responsibilities: willingness to commit the time required to fully discharge his or her responsibilities, commitment to attend meetings, ability and willingness to represent the stockholders’ long and short-term interests, awareness of our responsibilities to our customers, employees, suppliers, regulatory bodies and the communities in which we operate and willingness to advance his or her opinions while supporting the majority Board decision, assuming questions of ethics or propriety are not involved;

•	Governance Responsibility: ability to understand, and distinguish between, the roles of governance and management; and

•	Availability and Commitment: availability based on the number of commitments to other entities existing or contemplated by the candidate.

The full text of our qualification guidelines can be found on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Board of Director Qualification Guidelines.”

When a vacancy occurs on the Board, the Board Governance Committee may recommend to the Board a nominee to fill the vacancy, or alternatively may recommend that the vacancy remain. The Board Governance Committee also evaluates and recommends to the Board nominees for election to our Board at our Annual Meeting of Stockholders.

Stockholder Nominations for Director

The Board Governance Committee considers nominees for election to the Board recommended by stockholders. A stockholder wishing to nominate a candidate for election to the Board at a meeting of the stockholders is required to give written notice to our Corporate Secretary of his or her intention to make a nomination in accordance with the terms of our Bylaws. We must receive the notice of nomination at least 60 days but no more than 90 days prior to the Annual Meeting of Stockholders, or if we give less than 70 days’ notice of the Annual Meeting of Stockholders date, the notice of nomination must be received within 10 days following the date on which notice of the date of the Annual Meeting of Stockholders was mailed or such public disclosure was made to our stockholders.

Pursuant to our Bylaws, the notice of nomination is required to contain certain information about both the nominee and the stockholder making the nomination, including information sufficient to allow the Board Governance Committee to determine if the candidate meets our qualification criteria for Board membership. The Board Governance Committee may require that the proposed nominee furnish additional information in order to determine that person’s eligibility to serve as a director. A nomination that does not comply with the above procedure will be disregarded. Stockholder nominees whose nominations comply with the foregoing procedure and who meet the criteria described above under the heading “Director Nomination Process and Nominee Criteria” and in our Corporate Governance Guidelines will be evaluated by the Board Governance Committee in the same manner as the Board Governance Committee’s nominees.

Stockholder Communications with Directors

The following is the process for stockholders to send communications to our Board. Stockholders may send written communications to the Board by email to directors@lennoxintl.com, or by regular mail to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Board of Directors, c/o Corporate Secretary.

Stockholder communications received by the Corporate Secretary will be delivered to one or more members of the Board or management, as determined by the Corporate Secretary. Any allegations of accounting, internal controls or auditing-related complaints or concerns will be directed to the Chair of the Audit Committee.

Interested parties may communicate with non-management directors of the Board by sending written communications to the addresses listed above to the attention of the Chairman of the Board.

Other Corporate Governance Policies and Practices

Code of Conduct and Code of Ethical Conduct

We have adopted a Code of Conduct that applies to all our directors and employees, including our senior financial and principal executive officers. Amendments to and waivers, if any, from our Code of Conduct as it pertains to our executive officers, will be disclosed on our website. Our Code of Conduct is available on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Code of Conduct.”

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that are available on our website at http://www.lennoxinternational.com by following the links “About Us — Corporate Governance — Corporate Governance Guidelines.”

Executive Session Meetings

In accordance with our Corporate Governance Guidelines, the independent members of our Board, all of whom are non-management directors, meet regularly in executive session without the presence of management. The Chairman of the Board chairs the executive session meetings of our independent directors.

Whistleblower Procedures

The Audit Committee has established procedures for the handling of complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for confidential and anonymous submission by our employees of concerns regarding such matters.

PROPOSAL 3:
ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (the “Dodd-Frank Act”) and recently adopted SEC regulations, the stockholders of the Company are entitled to vote at the Annual Meeting to approve the compensation of the Company’s NEOs, as disclosed in this Proxy Statement. The stockholder vote on NEO compensation is a vote on the advisory resolution below, and it is not binding on the Company or the Board.

Although the vote is non-binding, the Compensation and Human Resources Committee and the Board value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, the Company has designed its NEO compensation program to reward successful execution of our business strategy and achievement of desired business results, with a focus on creating alignment with the interests of our stockholders. Our program seeks to achieve these goals on an annual and long-term basis through a balanced combination of base pay, annual incentives and long-term incentives.

The annual incentive payout is based on Company financial performance metrics, and for NEOs that are business segment leaders, a combination of Company and business segment metrics. In addition, long-term incentive awards are comprised of (i) SARs, which are designed to incentivize NEOs to grow our business and deliver increased returns to our stockholders, (ii) RSUs, which are designed to support our retention efforts, and (iii) PSUs, which are designed to link compensation to the Company’s financial performance as measured by Return on Invested Capital (a three-year weighted average) and Net Income (three-year compound annual growth rate).

The Company also has several governance programs in place to align executive compensation with stockholder interests and mitigate risks in its plans. These programs include: stock ownership guidelines, prohibition of employee hedging of Company stock, and a clawback policy. These programs are discussed in detail in the Compensation Discussion and Analysis section of this Proxy Statement. In 2010, the Company continued to drive performance and stockholder value through its focus on innovation, productivity and disciplined use of free cash flow. In this regard, fiscal 2010 accomplishments include, among other things, the following:

•	achieved three-year total stockholder return of 20% and one-year total stockholder return of 23%;

•	achieved GAAP earnings per share (“EPS”) from continuing operations of $2.10, up 93% from 2009;

•	achieved adjusted EPS from continuing operations of $2.40 up 36% from 2009;*

•	increased return on sales (EBIT / sales) to 7.0%, up 120 basis points from 5.8% in 2009.*

We are asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

The advisory vote regarding the compensation of the NEOs shall be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions will not be counted as either votes cast for or against the proposal. If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote FOR the approval of the compensation of the NEOs.

The Board of Directors recommends a vote FOR the approval of the compensation of the NEOs as disclosed in this Proxy Statement.

* Adjusted EPS and EBIT (Earnings Before Interest and Taxes) are considered non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures, see “GAAP Reconciliation” which appears as Appendix A to this Proxy Statement. “GAAP” refers to accounting principles generally accepted in the United States of America.

PROPOSAL 4:
ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act and SEC regulations, the stockholders also are entitled to vote on how frequently we should seek an advisory vote on the compensation of the NEOs (as described in this Proxy Statement). By voting on this proposal, stockholders may indicate whether they prefer to vote on an advisory resolution on NEO compensation every one, two or three years. Pursuant to the Dodd-Frank Act, the stockholder vote on the frequency of the stockholder vote to approve executive compensation is an advisory vote only, and it is not binding on the Company or the Board.

Although the vote is non-binding, the Compensation and Human Resources Committee and the Board value the opinions of the stockholders and will consider the outcome of the vote when determining the frequency of the stockholder vote on executive compensation.

The Board has determined that an advisory stockholder vote on NEO compensation every year is currently the most appropriate approach for the Company and its stockholders. In formulating its recommendation, our Board considered that an annual advisory vote on NEO compensation will allow our stockholders to provide us with direct and timely input on our compensation principles, policies and practices.

If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote FOR ONE YEAR for the frequency of the stockholder vote on NEO compensation. The alternative receiving the greatest number of votes — ONE YEAR, TWO YEARS or THREE YEARS — will be the frequency that stockholders approve.

The Board recommends a vote FOR ONE YEAR on Proposal 4 regarding the frequency of the stockholder vote to approve the compensation of the NEOs.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (“CD&A”) describes the philosophy and objectives of the compensation programs for our named executive officers (“NEOs”). The Compensation and Human Resources Committee of the Board (the “Committee”) establishes and administers our executive compensation programs, practices and policies. The Committee receives input from management and its executive compensation consultant, and considers competitive practices, our business objectives, stockholder interests, regulatory requirements and other relevant factors to develop our executive compensation programs. The Committee reviews, modifies and approves, as appropriate, our executive compensation programs in an effort to provide market-competitive compensation for our executive officers.

In 2010, the Company continued to drive performance and stockholder value through its focus on innovation, productivity and disciplined use of free cash flow. In this regard, the Company’s fiscal 2010 accomplishments include, among other things, the following:

•	achieved three-year total stockholder return of 20% and one-year total stockholder return of 23%;

•	achieved GAAP EPS from continuing operations of $2.10, up 93% from 2009;

•	achieved adjusted EPS from continuing operations of $2.40 up 36% from 2009;*

•	increased return on sales (EBIT/sales) to 7.0%, up 120 basis points from 5.8% in 2009.*

*	Adjusted EPS and EBIT (Earnings Before Interest and Taxes) are considered non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures, see “GAAP Reconciliation” which appears as Appendix A to this Proxy Statement. “GAAP” refers to accounting principles generally accepted in the United States of America.

Executive Compensation Philosophy and Key Objectives

Pay-for-Performance

We maintain a pay-for-performance compensation philosophy designed to reward successful execution of our business strategy and achievement of desired business results, with a focus on aligning compensation with the interests of our stockholders. When our financial results exceed expected performance, monetary rewards to our executive officers pay out at higher levels. When our financial results fall below expected performance, monetary awards to our executive officers generally pay out at lower levels.

Recent payouts under our short- and long-term incentive plans demonstrate the strong link between Company performance and actual payments made to our executives under these programs. In 2010, Company performance exceeded expectations and, as a result, payments under our short-term incentive program exceeded target. While stockholder return has been strong over the past three years, the Company did not achieve the threshold levels of Return on Invested Capital and Company Core Net Income Growth for the 2008-2010 performance share unit (“PSU”) performance period, and accordingly, there was no payout. These results are consistent with our pay-for-performance approach, which we believe motivates the type of results-oriented culture we strive to achieve at the Company.

Key Strategic Objectives

The strategic objectives of our executive compensation programs are to:

•	attract and retain top executive talent;

•	align executive compensation programs with the achievement of short-term and long-term business goals;

•	maintain market-competitive executive compensation programs; and

•	drive increased stockholder value by maintaining a strong link between pay and performance.

The following table lists each element of executive compensation and how the Committee believes it correlates to our compensation philosophy and key objectives.

			Achieve	Achieve
	Attract	Retain	Short-	Long-	Maintain
	Top	Top	Term	Term	Market	Pay for
Executive Compensation Elements	Talent	Talent	Goals	Goals	Competiveness	Performance

Base Salary	✓	✓			✓
Short-Term Incentive Program	✓	✓	✓		✓	✓
Long-Term Incentive Program
Performance Share Units	✓	✓		✓	✓	✓
Restricted Stock Units	✓	✓			✓
Stock Appreciation Rights	✓	✓	✓	✓	✓	✓
Perquisites	✓	✓			✓
Benefit Programs	✓	✓			✓

Competitive Compensation

Market Analysis

To maintain a market-competitive program, the Committee uses benchmarking data when establishing executive compensation. Benchmarking against a representative peer group assists us in assessing the competitiveness of our executive compensation programs.

Our Company’s compensation peer group, as approved by the Committee, includes the following 15 companies (the “Compensation Peer Group”):

• A. O. Smith Corporation	• Flowserve Corporation	• SPX Corporation
• Acuity Brands, Inc.	• Gardner Denver, Inc.	• Stanley Black & Decker Inc.
• Armstrong World Industries, Inc.	• Kennametal Inc.	• The Timken Company
• Briggs & Stratton Corporation	• Owens Corning	• Universal Forest Products Inc.
• Dover Corporation	• Snap-On Incorporated	• USG Corporation

The Committee selected the members of our Compensation Peer Group using the following criteria:

•	industry — building products, electrical components/equipment, household appliances and industrial machinery;

•	revenues of approximately 0.5 to 2.0 times our revenues;

•	business and product mix similar to ours; and

•	international presence and operations.

In 2010, the Committee analyzed the membership of the Compensation Peer Group based on the criteria described above, and adjusted the peer group by adding The Timken Company and by removing Black & Decker Inc. (due to its merger with Stanley Works).

In addition to comparing our executive officer compensation to the compensation provided by our Compensation Peer Group, we also reference published compensation data from compensation databases and other studies of compensation trends and practices (with all such data and practices, including our Compensation Peer Group, collectively referred to as the “Market”).

Pay Positioning and Compensation Mix

For 2010, the Committee targeted base salary for our NEOs at the 50th percentile of the Market. The Committee set short-term incentive opportunities and long-term incentive planning values between the 50th — 65th percentiles of the Market and included stretch performance goals, allowing us to maintain a strong pay-for-performance link while attracting and retaining leadership talent.

The Committee granted a majority of total compensation to our NEOs in the form of non-cash long-term incentive awards. The graphs below illustrate the 2010 target compensation mix for the Chief Executive Officer (“CEO”) and the average target compensation mix for the other NEOs (excluding Mr. Boxer, who retired from the Company effective June 30, 2010).

We apply similar methodologies in setting compensation and determining the compensation mix for our CEO as we apply for our other NEOs, but our CEO’s target compensation mix has a greater percentage of “at-risk” performance-based incentive compensation than the target compensation mix of the other NEOs. The Committee established a different compensation mix for our CEO due to his greater influence on Company performance.

Process for Determining Named Executive Officer Compensation

Role of Management

The Committee obtains input from management when making executive compensation decisions. The CEO makes recommendations to the Committee with respect to all of the elements of compensation to be offered to each of the other executive officers. Recommendations are developed in consultation with the Chief Human Resources Officer and the Committee’s compensation consultant and accompanied by Market data. The Committee then determines and approves the final compensation elements and amounts to be provided to the Company’s executive officers. The CEO does not make any recommendations regarding his own compensation.

Role of the Executive Compensation Consultant

In 2010, the Committee engaged Frederic W. Cook & Co., Inc. (“Frederic W. Cook”) to provide analysis, advice and recommendations on executive compensation to the Committee. Frederic W. Cook does not provide any other services for our Company. At the Committee’s request, Frederic W. Cook performed the following services for the Committee in 2010:

•	reviewed and opined on our executive compensation philosophy;

•	reviewed and opined on our Compensation Peer Group;

•	provided and analyzed data for various elements of executive compensation;

•	reviewed and opined on our executive and Board compensation programs; and

•	presented executive compensation trends and regulatory updates to the Committee.

The Committee analyzed and considered the information provided by management and Frederic W. Cook to determine the appropriate program design and the level and mix of each compensation element for the NEOs.

Components and Analysis of 2010 Executive Compensation

Base Salary

The Committee considered salary data for the Market, our annual merit budget, achievement of performance objectives, internal equity and recommendations provided by the CEO for his direct reports when determining each NEO’s base salary. The following table provides detail regarding 2009 and 2010 base salaries for each NEO.

		2009	Increase%	2010
		Annualized	Effective	Annualized
NEO	Title	Base Salary	April 1, 2010	Base Salary

Todd M. Bluedorn	Chief Executive Officer	$828,000	6.3%	$880,000
Robert W. Hau	EVP, Chief Financial Officer	425,000	3.5	440,000
Douglas L. Young	EVP, President and Chief Operating Officer, Residential H&C	390,509	3.7	405,000
Harry J. Bizios	EVP, President and Chief Operating Officer, Commercial H&C	363,000	3.6	376,000
Daniel M. Sessa	EVP, Chief Human Resources Officer	377,775	3.8	392,000

As discussed earlier, in setting NEO base salaries, the Committee used the 50th percentile of the Market as a guideline. After applying these increases, the 2010 base salary for each NEO, included in the Summary Compensation Table, is within a reasonable range of our guideline.

Short-Term Incentive Program

Our short-term incentive program is a cash-based program for our executive officers designed to reward the successful performance of our Company, our business units and each individual. Each year, the CEO proposes to the Committee for review and approval the financial metrics and performance goals that must be achieved for any payouts to be made under our short-term incentive program. The 2010 short-term incentive program funded based on performance against the financial goals shown below. The final 2010 short-term incentive awards were based 85% on financial performance and 15% on each NEO’s individual performance.

Financial Performance.  The following table summarizes the performance goals and payout opportunities under our 2010 short-term incentive program, along with the actual Company and business unit performance for each metric.

2010 Short-Term Incentive Program Summary — Financial Performance
($ in millions)

NEO	Metric	Weight	Threshold	Target	Maximum	Actual

All	Company Core Net Income(2)	60%	$100.3	$115.7	$133.1	$134.5
	Free Cash Flow(3)	40%	$75.6	$108.0	$140.4	$112.8
Payout Opportunity as a % of Target			50%	100%	225%
Mr. Young(1)	Segment Profit(4)	70%	$133.0	$141.6	$170.0	$153.4
	Segment Controllable Cash Flow(5)	30%	$81.5	$113.3	$133.5	$100.0
Payout Opportunity as a % of Target			50%	100%	225%
Mr. Bizios(1)	Segment Profit(4)	70%	$41.3	$45.6	$50.5	$58.9
	Segment Controllable Cash Flow(5)	30%	$29.2	$35.5	$41.8	$36.5
Payout Opportunity as a % of Target			50%	100%	225%

(1)	All NEOs except Mr. Young and Mr. Bizios are measured 100% on overall Company financial performance, which earned a 182.3% of target payout factor. Because Mr. Young is the President of LII Residential, his award is measured 50% on LII Residential’s financial performance and 50% on overall Company financial performance. LII Residential’s financial performance resulted in a 130.2% payout factor, which when blended with our Company financial performance factor of 182.3% resulted in an actual payout as a percentage of target of 156.3%. Because Mr. Bizios is the President of LII Commercial, his award is measured 50% on LII Commercial’s financial performance and 50% on overall Company financial performance. LII Commercial’s financial performance resulted in a 193.2% payout factor, which when blended with our Company financial performance factor of 182.3% resulted in an actual payout as a percentage of target of 187.8%.

(2)	Company core net income is income from continuing operations, adjusted for 2010 (after-tax) restructuring charges, special legal contingency charge, acquisition expenses, special product quality adjustment, and unrealized gains on open futures contracts.

(3)	Free cash flow is net cash provided by operating activities less capital spending, adjusted downward for timing of certain payables.

(4)	Segment Profit is earnings from continuing operations before interest expense and income taxes, adjusted for 2010 (pre-tax) restructuring charges, special product quality adjustment, and unrealized gains on open futures contracts.

(5)	Controllable cash flow is Segment Profit, defined above, less capital spending plus or minus changes in accounts receivable, inventory and accounts payable.

Individual Performance.  The Committee uses individual performance to supplement financial performance in order to further align pay with performance. After an NEO’s short-term incentive payout is calculated based exclusively on Company financial performance as described above, 15% of that result may be increased or decreased (0-225%) to recognize individual performance. The individual performance component is measured against specific financial, operational, strategic, and leadership objectives established for each NEO in advance of the performance measurement period as part of our performance management process. After the end of the fiscal year, the CEO reviews with the Committee the extent of achievement of these objectives by each NEO. The Committee then determines and approves the individual performance component for each executive officer, including the CEO.

Targets and Payouts.  Under the short-term incentive program, target payout opportunities are determined as a percentage of base salary. The target payout opportunities are based on publicly available Market data for similar executive officer positions using the 50th - 65th percentiles as a guideline. The Committee increased the CEO’s 2010 short-term incentive target payout opportunity to 120% from 110%, effective for fiscal year 2010, in an effort to align with the 50th percentile of the Market data. After this increase, each NEO’s target percentage fits within this guideline.

Based on analysis of the Market data and internal equity considerations, the Committee set the following short-term incentive targets for 2010. Based on actual financial and individual performance, the Committee approved the corresponding 2010 payouts for each NEO.

2010 Short-Term Incentive Targets and Payouts

	2010 Target as a			2010 Payout as a
NEO	% of Base Salary	2010 Target	2010 Payout	% of Target

Mr. Bluedorn	120%	$1,040,400	$1,897,065	182.3%
Mr. Hau	70	305,375	556,821	182.3
Mr. Young	70	280,964	462,500	164.6
Mr. Bizios	70	260,925	489,939	187.8
Mr. Sessa	70	271,911	495,802	182.3

The Committee may, in its discretion, modify the short-term incentive program to account for unusual events or revised business objectives that occur during the performance period. The Committee did not make any such modifications in 2010.

We include the short-term incentive payments made to the NEOs for 2010, which were approved by the Committee and paid on March 15, 2011, in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

Long-Term Incentive Program

We have a long-term incentive program designed to incent those employees who have principal responsibility for our long-term profitability. We believe participation in our long-term incentive program helps align the interests of our NEOs with the interests of our stockholders.

We use a mix of PSUs, restricted stock units (“RSUs”) and stock appreciation rights (“SARs”) in our long-term incentive program. PSUs and SARs reward performance, as measured by achievement of specified financial objectives for PSUs and stock price growth for SARs. RSUs help us to retain key members of management because of their time-based nature. The Committee allocated the mix of elements in our long-term incentive program in a manner designed to drive Company performance, help us to retain key talent, and align with Market practices.

For 2010, the long-term incentive allocations for our NEOs were as follows:

The Committee determines the grant date for all long-term incentive awards. The Committee generally grants awards on an annual basis at its regularly scheduled December meeting. Although awards may be granted in special circumstances or upon hire for certain executives, no out-of-cycle grants were made to an NEO in 2010. The Committee does not coordinate the grant date for any award with the release of material non-public information. The Committee sets the exercise price of our SARs at 100% of fair market value, which is defined as the average of the high and low NYSE trading prices of our common stock on the date of grant.

The target planning values under our long-term incentive program are based on publicly available Market data for similar executive officer positions using the 50th — 65th percentiles as a guideline. In December 2010, the Committee agreed to keep the target planning values relatively flat, as they fell between the 50th — 65th percentiles of the Market. When determining the actual award sizes for each NEO, the Committee considered the NEO’s individual performance and potential, the NEO’s impact on the financial performance of our Company, internal equity, and the number of shares available for grant under the LII Incentive Plan.

Once the Committee determined the long-term incentive planning value for each NEO, 50% of the value was provided in PSUs, 30% in RSUs and 20% in SARs. The specific number of PSUs and RSUs granted was determined by dividing the corresponding planning value by the fair market value of our common stock on the NYSE five trading days prior to the date of grant (without reduction for dividends or for vesting restrictions), consistent with our standard process. The specific number of SARs granted was determined by dividing the corresponding planning value by the Black-Scholes value of our common stock five trading days prior to the date of grant (without reduction for vesting restrictions).

Although we determine the number of awards five trading days prior to the date of grant for planning purposes, the grant date fair value and the SAR exercise price are determined on the actual date of grant.

The following table summarizes the planning values and number of awards granted for each NEO:

	December 2010 Planning Value				Number of Awards Granted
NEO	PSUs	RSUs	SARs	Total	PSUs(1)	RSUs(1)	SARs(2)	Total

Mr. Bluedorn	$1,850,000	$1,110,000	$740,000	$3,700,000	40,043	24,026	54,212	118,281
Mr. Hau	418,116	250,870	167,247	836,233	9,050	5,430	12,252	26,732
Mr. Young	418,116	250,870	167,247	836,233	9,050	5,430	12,252	26,732
Mr. Bizios	418,116	250,870	167,247	836,233	9,050	5,430	12,252	26,732
Mr. Sessa	418,116	250,870	167,247	836,233	9,050	5,430	12,252	26,732

(1)	The number of PSUs granted and the number of RSUs granted were determined based on the average of the high and low closing price of the Company’s common stock on the NYSE five trading days prior to the date of grant ($46.20).

(2)	The number of SARs granted was determined based on the Black-Scholes value of the Company’s common stock five trading days prior to the date of grant ($13.65).

PSUs.  To maintain our strong focus on Company performance, we granted 50% of the planning value for the December 2010 long-term incentive award in the form of PSUs. PSUs generally vest at the end of a three-year performance period. If the threshold performance level has been achieved at the end of the performance period, the PSUs, to the extent earned, are distributed in the form of Company common stock. Dividends are not earned or paid on PSU awards during the three-year performance period. The Committee determines the measurement criteria annually, in consultation with the CEO, and in consideration of the financial metrics selected for the short-term incentive program as well as other metrics that enhance stockholder value. The Committee certifies the financial performance levels following the end of the performance period and then the Company distributes any earned shares.

The following table summarizes the key attributes of the PSUs granted in December 2007, which vested on December 31, 2010, and sets out financial performance goals and payout opportunities versus actual performance.

December 2007 PSU Grant
(for the January 1, 2008 — December 31, 2010 Performance Period)

Metric	Weight	Measurement Period	Threshold	Target	Maximum	Actual

Return on Invested Capital (“ROIC”)	50%	3-year weighted average (20% lowest year, 40% other two years)	20.0%	21.5%	23.0%	16.88%
Company Core Net Income Growth	50%	3-year compound annual growth rate	10.0%	14.0%	17.0%	(8.4)%
Payout as a % of Target Award			50%	100%	200%	0%

In 2010, NEOs did not earn a payout for the PSUs granted in December 2007. The zero value payout is reflected in the Fiscal 2010 Option Exercises and Stock Vested Table in the “Stock Awards — Value Realized on Vesting” column.

The following table summarizes the key attributes of the PSUs granted in December 2010. The Committee established the ROIC performance goals based on its assessment of desired return relative to the cost of capital as well as historical and projected ROIC outcomes. Similarly, the Committee set our

Company core net income growth performance goals based on historical results and projected outcomes of that measure as well as expected market conditions.

December 2010 PSU Grant
(for the January 1, 2011 — December 31, 2013 Performance Period)

Metric	Weight	Rationale for Selection	Measurement Period	Threshold	Target	Maximum

ROIC	50%	Measures efficient use of capital; higher ROIC correlates to greater cash flow	Three-year weighted average (20% lowest year, 40% other two years)	No payout occurs unless mid-teens ROIC is achieved

Company Core Net Income Growth	50%	Measures profitability; higher Company core net income correlates with higher earnings per share	Three-year compound annual growth rate	Maximum payout requires double digit core net income compound annual growth rate
Payout as a % of Target Award				50%	100%	200%

The PSUs granted to our NEOs in 2010 are included in the Fiscal 2010 Grants of Plan-Based Awards Table in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column.

RSUs.  To support our critical retention efforts, the Committee granted the NEOs 30% of the planning value for the December 2010 long-term incentive award in the form of RSUs. RSUs generally vest and are distributed in shares of our common stock three years following the date of grant if the recipient remains an employee of the Company and all other conditions of the award are met. Dividends are not earned or paid on RSUs during the three-year vesting period. The number of shares underlying RSUs granted to our NEOs in 2010 is included in the Fiscal 2010 Grants of Plan-Based Awards Table in the “All Other Stock Awards: Number of Shares of Stock or Units” column.

SARs.  To incentivize NEOs to grow our business and deliver increased returns to our stockholders, the Committee granted the NEOs 20% of the planning value for the December 2010 award in the form of SARs. SARs generally vest in one-third increments on each anniversary of the date of grant. Upon the exercise of vested SARs, the increase, if any, between the fair market value of our common stock on the date of grant and the fair market value on the date the SAR is exercised is paid in Company common stock. SARs granted in 2010 expire seven years from the date of grant. The number of SARs granted to our NEOs in 2010 is included in the Fiscal 2010 Grants of Plan-Based Awards Table in the “All Other Option Awards: Number of Securities Underlying Options” column.

Perquisites

We believe providing reasonable perquisites is a market-competitive practice to attract and retain top executive talent. However, rather than offering individual perquisites, we provide a monthly cash stipend to allow each NEO more flexibility and choice. Our NEOs have full discretion on how these cash stipends are spent and they are not tracked by the Company after they are paid. In addition, we offer the installation of Company products and equipment at each NEO’s home to promote our brand to both business and personal guests.

Benefit Programs

To attract and retain top executive talent and as a market-competitive practice, we provide certain benefit programs to our NEOs that are in addition to those provided to our general employee population. The following table summarizes the additional benefit programs in place during 2010 and the purpose of each program.

Additional Benefit Programs Offered to NEOs in 2010

Plan	Type	Purpose

Supplemental Retirement Plan	Non-Qualified Defined Benefit	Provide market-competitive executive level retirement benefit opportunity by providing higher accruals and permitting accruals that otherwise could not occur because of Internal Revenue Code (“Code”) limitations on compensation.
Life Insurance Plan	Company-Sponsored Life Insurance	Provide market-competitive executive level life insurance benefits; minimum of $3 million in coverage for CEO and minimum of $1 million for other NEOs.

Additional Information Regarding Executive Compensation

Following are descriptions of other agreements and policies that are important to a stockholder’s understanding of the Company’s overall executive compensation program structure.

Employment Agreements and Change in Control Agreements

We have employment agreements and change in control (“CIC”) agreements with each NEO that have been reviewed and approved by the Committee. We believe employment agreements are necessary to attract and retain top executive talent and for financial and business planning purposes. We believe CIC agreements are necessary to (1) retain key executives during periods of uncertainty; (2) enable executives to evaluate, negotiate and execute a CIC transaction more objectively; (3) encourage executives to remain focused on running the business rather than seeking other employment in the event of a possible CIC; and (4) preserve stockholder value by providing continuity of management during a transition period.

Since we pay compensation under our CIC agreements only if defined triggering events occur, we evaluate compensation to be provided under these agreements in isolation from the rest of the executive’s compensation package. Our employment agreements and CIC agreements, and the potential costs associated with each, are discussed in detail under “Potential Payments Upon Termination or Change in Control.”

Stock Ownership Guidelines

Effective January 1, 2010, the Company adopted stock ownership guidelines for the CEO and other executive officers. We believe stock ownership by executives helps align the interests of the executives with the interests of our stockholders and motivates the executives to build long-term stockholder value. For purposes of the guidelines, ownership includes shares of Company common stock and RSUs that have not yet vested, but does not include unvested performance-based PSUs nor vested or unvested SARs.

The following chart sets forth as of December 31, 2010, for each NEO other than Mr. Boxer, who retired from the Company effective June 30, 2010, stock ownership requirements as a percentage of base salary, the total number of shares counted toward the stock ownership requirements, the value of the shares counted toward the stock ownership requirements as a percentage of base salary and the deadline for compliance with the stock ownership requirements:

	Current Level of Stock Ownership
	Ownership			Deadline for
	Requirement as	Total	Stock Ownership as	Compliance with
	a % of	Number of	% of Base	Stock Ownership
	Base Salary	Shares	Salary(1)	Guidelines

Mr. Bluedorn	500%	156,003	771%	December 31, 2014
Mr. Hau	300%	22,140	219%	December 31, 2014
Mr. Young	300%	68,002	730%	December 31, 2014
Mr. Bizios	300%	83,284	963%	December 31, 2014
Mr. Sessa	300%	39,923	443%	December 31, 2014

(1)	Based on the average daily closing price for 2010 of $43.47.

The Committee oversees and administers the stock ownership guidelines. In the event an executive officer fails to meet the guidelines by the compliance deadline, the Committee will determine any appropriate action or corrective measures to be taken.

Clawback Policy

Effective January 1, 2010, our Company adopted a formal incentive compensation clawback policy for the CEO and other executive officers. Under this policy, in the event of any fraud or misconduct that results in a restatement of our Company’s financial results within three years of the filing of the original financial results, the Committee has the right to recoup and cancel cash and equity-based incentive compensation of each person involved in such fraud or misconduct.

No Hedging Policy

Our Company has an Insider Trading Policy that prohibits directors, executive officers and all other employees from trading in any interest, security or position relating to the future price of Company securities, such as a put, call, swap, short sale, hedge or any other type of derivative security.

Tax and Accounting Implications

Section 162(m) Compliance

The Committee carefully considers the income tax consequences to our Company when analyzing our executive compensation programs. Section 162(m) of the Code limits a Company’s ability to deduct compensation paid in excess of $1 million to certain NEOs, unless the compensation meets certain stockholder-approved performance requirements. The Committee has designed several elements of our executive compensation programs to qualify for the “performance-based” exemption. For example, our short-term incentive program, PSUs and SARs are performance-based and exempt from the limitations imposed by Section 162(m) of the Code. If granting awards or providing other executive compensation is consistent with Market data, our compensation philosophy or our strategic business goals, the Committee may provide executive compensation that is not fully deductible. For example, our awards of RSUs meet our objective of key talent retention, but do not meet the performance-based exemption.

Nonqualified Deferred Compensation

In addition to the non-qualified Supplemental Retirement Plan discussed previously, our Company also maintains a frozen non-qualified Profit Sharing Restoration Plan. Both of these deferred compensation plans are administered in compliance with Section 409A of the Code.

Accounting for Stock-Based Awards

When developing each element of NEO compensation, the Committee considered the accounting consequences (in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”)) of the program design and award levels. The Committee reviewed accounting cost models and structured our executive compensation programs in a manner that considered the cost and benefits of the various program elements.

Compensation Committee Report

The Compensation and Human Resources Committee has reviewed and discussed the foregoing CD&A with management. Based on this review and discussion, the Committee recommends to the Board that the CD&A be included in this Proxy Statement and Form 10-K for fiscal year 2010.

Submitted by the Compensation and Human Resources Committee of the Board:

James J. Byrne (Chairperson)	Jeffrey D. Storey, M.D.
John E. Major	Gregory T. Swienton
Terry D. Stinson

Summary Compensation Table

The following table provides information regarding the total compensation of each of the Company’s named executive officers for the fiscal year ended December 31, 2010. The table also sets forth fiscal 2008 and fiscal 2009 compensation information for the Company’s named executive officers who were also named executive officers in fiscal 2008 and fiscal 2009.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)	Earnings ($)(3)	($)(4)	($)

Todd M. Bluedorn	2010	867,000	0	2,873,155	745,475	1,897,065	485,880	47,545	6,916,120
Chief Executive Officer	2009	828,000	0	2,564,885	669,826	880,000	243,389	46,010	5,232,110
	2008	828,000	0	2,661,446	708,524	734,419	373,646	481,402	5,787,437
Robert W. Hau	2010	436,250	0	649,351	168,478	556,821	0	555,450	2,366,350
Executive Vice President	2009	103,030	425,000	956,262	164,749	69,909	0	86,489	1,805,439
and Chief Financial Officer
Douglas L. Young	2010	401,377	0	649,351	168,478	462,500	463,459	45,407	2,190,573
Executive Vice President	2009	390,509	0	630,864	164,749	380,184	167,141	44,718	1,778,165
and President and Chief	2008	390,509	0	665,368	177,131	252,198	224,924	45,484	1,755,614
Operating Officer, Residential H&C
Harry J. Bizios	2010	372,750	0	649,351	168,478	489,939	214,209	47,347	1,942,075
Executive Vice President
and President and Chief Operating Officer, Commercial H&C
Daniel M. Sessa	2010	388,444	0	649,351	168,478	495,802	145,711	45,705	1,893,492
Executive Vice President	2009	377,775	0	630,864	164,749	247,998	80,257	45,060	1,546,703
and Chief Human Resources	2008	377,775	0	665,368	177,131	236,602	103,489	318,450	1,878,815
Officer
Scott J. Boxer(5)	2010	251,108	0	0	0	0	0	1,829,507	2,080,616
Former Executive Vice President	2009	502,217	0	630,864	164,749	337,282	370,471	48,101	2,053,684
and President and Chief	2008	502,217	0	665,368	177,131	179,537	719,148	57,155	2,300,556
Operating Officer, Service Experts

(1)	The amounts shown represent the grant date fair value of the aggregate amount of all stock awards (prior to any assumed forfeitures related to service-based vesting conditions, where applicable) for each year, in accordance with FASB ASC Topic 718, in connection with RSUs and PSUs granted under the LII Incentive Plan. Assumptions used in calculating these amounts are described in Note 15 to our audited financial statements for the fiscal year ended December 31, 2010, included in our Annual Report on Form 10-K filed with the SEC on February 18, 2011. Amounts for PSUs reflect the most probable outcome award value at the date of grant in accordance with FASB ASC Topic 718. If the PSUs were valued at maximum performance levels, the total PSU value at grant date would equal:

		PSU Value at Maximum
Name	Year	Performance Levels ($)

Todd M. Bluedorn	2010	3,591,433
	2009	3,206,114
	2008	3,326,814
Robert W. Hau	2010	811,689
	2009	788,572
Douglas L. Young	2010	811,689
	2009	788,572
	2008	831,704
Harry J. Bizios	2010	811,689
Daniel M. Sessa	2010	811,689
	2009	788,572
	2008	831,704
Scott J. Boxer	2009	788,572
	2008	831,704

(2)	The amounts shown represent the grant date fair value of the aggregate amount of all SAR awards (prior to any assumed forfeitures related to service-based vesting conditions, where applicable) for each year, in accordance with FASB ASC Topic 718, in connection with SARs granted under the LII Incentive Plan. Assumptions used in calculating these amounts are included in Note 15 to our audited financial statements for the fiscal year ended December 31, 2010, included in our Annual Report on Form 10-K filed with the SEC on February 18, 2011.

(3)	The amounts shown represent the aggregate change in the actuarial present value of accumulated pension benefits that accrued during the applicable year under our Supplemental Retirement Plan and frozen Consolidated Pension Plan as a result of one additional year of service. No above-market interest on nonqualified deferred compensation was earned.

(4)	The amounts shown include perquisites and other compensation. The following table identifies the separate amounts attributable to each category of perquisites and other compensation in 2010 for each NEO.

	Perquisites			Other Compensation
		Company		Matching	Term Life	Relocation
	Cash	Equipment	Relocation	Charitable	Insurance	Tax-Gross-	Retirement
Name	Stipend	and Installation	Assistance	Contributions	Premiums	Ups	Contributions	Other	Total

Todd M. Bluedorn	$30,000	—	—	—	$2,845	—	$14,700	—	$47,545

Robert W. Hau	30,000	—	$513,032	—	1,139	$1,729	9,550	—	555,450

Douglas L. Young	30,000	—	—	—	707	—	14,700	—	45,407

Harry J. Bizios	30,000	—	—	$1,000	984	—	14,700	$663	47,347

Daniel M. Sessa	30,000	$243	—	—	762	—	14,700	—	45,705

Scott J. Boxer	15,000	129,875	—	—	315	—	17,101	1,667,216	1,829,507

The values attributable to each item listed above are calculated as follows:

•	Cash Stipend — based on actual cash paid to each NEO in lieu of individual perquisites.

•	Company Equipment and Installation — Company equipment is based on the purchase price of the equipment, adjusted in accordance with our employee rebate program, and installation of such equipment is based on the incremental cost for installation paid by our Company in 2010.

•	Relocation Assistance — based on the incremental cost paid or incurred by us in 2010 for the relocation of Mr. Hau from Arizona to Texas, including home sale and home purchase assistance, shipment of household goods, duplicate housing costs and lump-sum relocation allowance.

•	Matching Charitable Contributions — we offer an employee matching charitable contribution program to all employees to promote our community values by matching gifts up to $1,000 per year. The value for this table is based on contributions made on the NEO’s behalf and accrued by us in 2010.

•	Term Life Insurance Premiums — our NEOs participate in the same life insurance programs as our general employee population; however, all are guaranteed minimum coverage of $1 million or, in the case of Mr. Bluedorn, minimum coverage of $3 million. The amounts shown are based on the incremental cost paid by us in 2010 on behalf of each NEO for Basic Life and Basic Accidental Death and Dismemberment over and above the premiums we would otherwise pay under our life insurance programs for other employees.

•	Relocation Tax Gross-Ups — based on the incremental cost paid by us in 2010 for certain taxable benefits related to relocation assistance.

•	Retirement Contributions — based on contributions made under our qualified 401(k) Plan and, for Mr. Boxer, additional contributions made as a taxable retirement allowance in 2010.

•	Other — for Mr. Boxer, based on the incremental cost paid or accrued by us in connection with his severance.

(5)	The amount reported in the “All Other Compensation” column includes severance related payments when Mr. Boxer’s employment with our Company ended effective June 30, 2010, as described in “NEOs Whose Employment With Our Company Ended During 2010.”

Fiscal 2010 Grants of Plan-Based Awards

The following table provides information regarding short-term incentive awards and long-term incentive awards (PSUs, RSUs and SARs) granted under the LII Incentive Plan to our NEOs in 2010.

								All	All
								Other	Other
								Stock	Option			Grant
								Awards:	Awards:	Exercise		Date Fair
		Estimated Possible Payouts						Number of	Number of	or Base	Closing	Value of
		Under			Estimated Future			Shares of	Securities	Price of	Market	Stock and
		Non-Equity Incentive Plan			Payouts Under Equity Incentive Plan			Stock or	Underlying	Option	Price on	Option
		Awards(1)			Awards(2)			Units	Options	Awards	Date	Awards
	Grant	Threshold	Target	Max.	Threshold	Target	Max.	(#)	(#)	($/Sh)	of Grant	($)
Name	Date	($)	($)	($)	(#)	(#)	(#)	(3)	(4)	(5)	($/Sh)	(6)

Todd M. Bluedorn	—	520,200	1,040,400	2,340,900	—	—	—	—	—	—	—	—
	12/9/10	—	—	—	20,022	40,043	80,086	—	—	—	—	1,795,716
	12/9/10	—	—	—	—	—	—	24,026	—	—	—	1,077,439
	12/9/10	—	—	—	—	—	—	—	54,212	46.780	46.790	745,475
Robert W. Hau	—	152,688	305,375	687.094	—	—	—	—	—	—	—	—
	12/9/10	—	—	—	4,525	9,050	18,100	—	—	—	—	405,845
	12/9/10	—	—	—	—	—	—	5,430	—	—	—	243,507
	12/9/10	—	—	—	—	—	—	—	12,252	46.780	46.790	168,478
Douglas L. Young	—	140,482	280,964	632,169	—	—	—	—	—	—	—	—
	12/9/10	—	—	—	4,525	9,050	18,100	—	—	—	—	405,845
	12/9/10	—	—	—	—	—	—	5,430	—	—	—	243,507
	12/9/10	—	—	—	—	—	—	—	12,252	46.780	46.790	168,478
Harry J. Bizios	—	130,463	260,925	587,081	—	—	—	—	—	—	—	—
	12/9/10	—	—	—	4,525	9,050	18,100	—	—	—	—	405,845
	12/9/10	—	—	—	—	—	—	5,430	—	—	—	243,507
	12/9/10	—	—	—	—	—	—	—	12,252	46.780	46.790	168,478
Daniel M. Sessa	—	135,956	271,911	611,800	—	—	—	—	—	—	—	—
	12/9/10	—	—	—	4,525	9,050	18,100	—	—	—	—	405,845
	12/9/10	—	—	—	—	—	—	5,430	—	—	—	243,507
	12/9/10	—	—	—	—	—	—	—	12,252	46.780	46.790	168,478
Scott J. Boxer(7)	—	87,888	175,776	395,496	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The amounts shown represent award opportunities under our short-term incentive program for 2010. These awards were paid on March 15, 2011 in the amounts included in the Summary Compensation Table.

(2)	The amounts shown represent the number of PSUs granted, which to the extent earned, will vest and be distributed in shares of our common stock at the end of the three-year performance period ending December 31, 2013.

(3)	The amounts shown represent the number of RSUs granted, which vest and will be distributed in shares of our common stock on the third anniversary of the date of grant.

(4)	The amounts shown represent the number of SARs granted, which vest in one-third increments on each anniversary of the date of grant and expire seven years from the date of grant.

(5)	The amounts shown reflect the exercise price of SARs granted, based on the average of the high and low NYSE trading prices of our common stock on the date of grant.

(6)	The amounts shown represent the grant date fair values of PSUs, RSUs and SARs, calculated in accordance with FASB ASC Topic 718. The grant date fair value for SARs was determined using the Black-Scholes valuation model. The grant date fair value for the RSU and PSU awards equals the dividend-discounted value of our common stock on the date of grant. The assumptions used to calculate the grant date fair values of such awards are set forth below.

						FMV Based on
		Assumptions				Average High/	Grant Date
					Risk Free	Low NYSE Trading	Fair Value
		Volatility	Expected Life	Dividend Yield	Interest Rate	Prices on Date of	Per Share
Grant Date	Award	(%)	(Years)	(%)	(%)	Grant ($)	($)

12/9/2010	RSU	—	—	1.41	—	46.780	44.8447
12/9/2010	PSU	—	—	1.41	—	46.780	44.8447
12/9/2010	SAR	39.93	4.04	1.46	1.46	46.780	13.7511

(7)	Mr. Boxer retired from the Company effective June 30, 2010. As a result, he did not earn a 2010 bonus, but rather received the enhanced severance benefits described below pursuant to the employment agreement he entered into when he joined the Company.

Outstanding Equity Awards at Fiscal 2010 Year-End

The following table provides information regarding all outstanding equity awards held by our NEOs as of December 31, 2010.

	Option/SAR Awards(1)				Stock Awards
								Equity
							Equity	Incentive
							Incentive	Plan
							Plan	Awards:
							Awards:	Market
							Number of	or Payout
						Market	Unearned	Value of
					Number of	Value of	Shares,	Unearned
	Number of	Number of			Shares or	Shares or	Units or	Shares,
	Securities	Securities			Units of	Units of	Other	Units or
	Underlying	Underlying	Option/		Stock	Stock	Rights	Other Rights
	Unexercised	Unexercised	SAR	Option/	That Have	That Have	That Have	That Have
	Options/	Options/	Exercise	SAR	Not	Not	Not	Not
	SARs(#)	SARs (#)	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable(1)	Unexercisable(1)	($/Sh)(2)	Date	(#)(3)	($)(4)	(#)(5)	($)(4)

Todd M. Bluedorn	48,025	0	35.820	12/08/13	88,861	4,202,237	193,569	9,153,878
	81,437	0	34.520	12/06/14
	69,317	34,659	28.240	12/11/15
	20,365	40,731	36.935	12/10/16
	0	54,212	46.780	12/09/17
Robert W. Hau	5,009	10,018	36.935	12/10/16	22,140	1,047,001	31,416	1,485,663
	0	12,252	46.780	12/09/17
Douglas L. Young	3,635	0	29.355	12/09/12	23,747	1,122,996	47,064	2,225,657
	17,062	0	30.845	12/08/13
	20,359	0	34.520	12/06/14
	17,329	8,665	28.240	12/11/15
	5,009	10,018	36.935	12/10/16
	0	12,252	46.780	12/09/17
Harry J. Bizios	5,452	0	29.355	12/09/12	23,747	1,122,996	47,064	2,225,657
	17,062	0	30.845	12/08/13
	20,359	0	34.520	12/06/14
	17,329	8,665	28.240	12/11/15
	5,009	10,018	36.935	12/10/16
	0	12,252	46.780	12/09/17
Daniel M. Sessa	20,359	0	34.520	12/06/14	21,529	1,018,106	47,064	2,225,657
	17,329	8,665	28.240	12/11/15
	5,009	10,018	36.935	12/10/16
	0	12,252	46.780	12/09/17
Scott J. Boxer	0	0	N/A	N/A	0	0	0	0

(1)	Outstanding SARs vest in one-third increments on each anniversary of the date of grant, with the first anniversary date occurring six years prior to the expiration date for each grant.

(2)	Pursuant to the LII Incentive Plan, the exercise price for all outstanding SARs and stock options is based on the grant date fair market value, which is the average of the high and low NYSE trading prices of our common stock on the date of grant.

(3)	The amounts shown represent all outstanding RSUs and outstanding PSUs granted prior to 2003 held by the NEOs. Refer to column (a) of Table 1 below for the vesting dates of such awards. As of December 31, 2010, Mr. Bizios and Mr. Young were the only NEOs holding PSUs granted prior to 2003. To the extent these PSUs did not vest at target at the end of the original three-year performance period, the awards will vest at target and be distributed in shares of our common stock 10 years from the date of grant.

(4)	The amounts shown are based on the NYSE closing price of our common stock on December 31, 2010, which price was $47.29.

(5)	The amounts shown represent outstanding PSUs granted after January 1, 2003. Refer to column (b) of Table 1 below for the vesting dates of such awards and the performance assumptions used to calculate the number of unvested PSUs.

Table 1

	(a)		(b)
	Shares or Units of Stock		Equity Incentive Plan Awards: Unearned
	That		Shares,
	Have Not Vested		Units or Other Rights That Have Not Vested
	Number of		Number of		Performance
Name	Awards	Vesting Date	Awards	Vesting Date	Assumption

Todd M. Bluedorn	37,555	12/11/11	62,592	12/31/11	Target
	27,280	12/10/12	90,934	12/31/12	Maximum
	24,026	12/09/13	40,043	12/31/13	Target

Total	88,861		193,569
Robert W. Hau	10,000	10/05/12	22,366	12/31/12	Maximum
	6,710	12/10/12	9,050	12/31/13	Target

	5,430	12/09/13

Total	22,140		31,416
Douglas L. Young	9,389	12/11/11	15,648	12/31/11	Target
	2,218	05/17/12	22,366	12/31/12	Maximum
	6,710	12/10/12	9,050	12/31/13	Target

	5,430	12/09/13

Total	23,747		47,064
Harry J. Bizios	9,389	12/11/11	15,648	12/31/11	Target
	2,218	05/17/12	22,366	12/31/12	Maximum
	6,710	12/10/12	9,050	12/31/13	Target

	5,430	12/09/13

Total	23,747		47,064
Daniel M. Sessa	9,389	12/11/11	15,648	12/31/11	Target
	6,710	12/10/12	22,366	12/31/12	Maximum
	5,430	12/09/13	9,050	12/31/13	Target

Total	21,529		47,064
Scott J. Boxer	0	N/A	0	N/A	N/A

Fiscal 2010 Option Exercises and Stock Vested

The following table provides information regarding each exercise of SARs by our NEOs and each vesting or distribution of RSUs and PSUs held by our NEOs in 2010.

	Options/SAR Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares		Value Realized on
	Acquired on	Exercise	Acquired on		Vesting
Name	Exercise (#)	($)(1)	Vesting (#)		($)(2)

Todd M. Bluedorn	0	0	RSU	30,066	1,389,951
			PSU	0	0
Robert W. Hau	0	0	RSU	0	0
			PSU	0	0
Douglas L. Young	0	0	RSU	21,214	990,996
			PSU	0	0
Harry J. Bizios	16,580	487,369	RSU	21,214	990,996
			PSU	0	0
Daniel M. Sessa	0	0	RSU	7,517	347,511
			PSU	0	0
Scott J. Boxer	52,533	1,311,666	RSU	0	0
			PSU	0	0

(1)	The amounts shown are based on the difference between the exercise price of the SARs (the average of the high and low NYSE trading prices of our common stock on the date of the grant) and the NYSE trading price of our common stock at the time of exercise.

(2)	The amounts shown for RSUs are based on the average of the high and low NYSE trading prices of our common stock on the day of vesting.

Retirement Plans

Qualified Retirement Plans

Frozen Consolidated Pension Plan

Effective January 1, 2009, the Consolidated Pension Plan was frozen and as of that date benefits no longer increase with additional service and compensation. The monthly target benefit is based on 1.00% of final average annual pay, plus 0.60% of final average annual pay above Social Security covered compensation, multiplied by the number of years of credited service (not to exceed 30 years). The target benefit is reduced by the value of the participant’s defined contribution profit sharing account under our frozen Profit Sharing Retirement Plan, with the difference, if any, provided by the frozen Consolidated Pension Plan. Participants become vested in their frozen Consolidated Pension Plan accrued benefits after five years of service and may commence unreduced benefits at age 65 (normal retirement age). If age and service requirements are met (generally the attainment of age 62 and 10 years of service or if age plus years of service total 80), benefits may commence earlier on an actuarially reduced basis. At the time of retirement, the participant will be paid in the form of an annuity payment. We do not grant extra years of service under the frozen Consolidated Pension Plan. Currently, Mr. Bizios is the only NEO who is eligible for early retirement under this plan.

Frozen Profit Sharing Retirement Plan

We froze the Profit Sharing Retirement Plan and discontinued contributions effective January 1, 2009. Participants are fully vested in the plan after six years of service. We direct the investment funds. Distributions may occur at separation from service and are eligible for roll-over into another qualified retirement plan.

401(k) Salaried Retirement Plan

Effective January 1, 2009, as a replacement to the frozen Consolidated Pension Plan and frozen Profit Sharing Retirement Plan, we adopted a new 401(k) Salaried Retirement Plan. Salaried employees are eligible to participate in this plan, and all contributions are made on a pretax basis, subject to limitations for qualified plans under the Code. Participants can contribute up to 75% of their eligible earnings each pay period and receive a Company match of 50% on up to 6% of their eligible pay. The match fully vests after the participant completes two years of service with our Company. In addition, all participants (after completing one year of service) receive a base contribution equal to 3% of eligible pay each pay period. The base contribution is immediately fully vested.

Mr. Boxer participated in a separate 401(k) Salaried Retirement Plan for employees of Service Experts. Participants in that plan receive a Company match of 33% on up to 6% of their eligible pay. In addition, eligible employees receive a taxable retirement allowance each pay period equal to 5% of eligible pay, capped at the qualified plan limitations imposed by the Code.

Non-Qualified Retirement Plans

Supplemental Retirement Plan

Our Supplemental Retirement Plan, the purpose of which is to provide market-competitive executive level retirement benefit opportunities, permits income above Code limitations to be considered in determining final average annual pay, doubles the rate of benefit accrual available under the frozen Consolidated Pension Plan (2.0% of final average annual pay, plus 1.2% of final average annual pay above Social Security covered compensation), limits credited service to 15 years, generally permits early retirement on more favorable terms than the frozen Consolidated Pension Plan (for example, unreduced benefits at age 62 with 10 years of service or unreduced benefits at age 60 if age plus years of service for a total of 80 has been met), and provides lump-sum payments at the time of separation. Currently, Mr. Bizios is the only NEO who is eligible for early retirement under this plan.

Any benefits provided under the Supplemental Retirement Plan are reduced by the benefits payable under our Company’s frozen Consolidated Pension Plan (as if such plan had not been frozen), frozen Profit Sharing Retirement Plan, and frozen Profit Sharing Restoration Plan. Participants become vested in their Supplemental Retirement Plan benefit after five years of service. Extra years of credited service are not provided to participants except in the case of a change in control. Under such circumstances, up to three years of service and age would be granted to each NEO, not to exceed the 15 year maximum credited service cap. The incremental effects of additional years of service are reflected in the tables included in “Potential Payments Upon Termination or Change in Control.”

Frozen Profit Sharing Restoration Plan

We froze the Profit Sharing Restoration Plan and discontinued contributions effective January 1, 2009. Participants are fully vested in the plan after six years of service. Distributions may occur at separation from service and may be paid as a lump-sum or in equal annual installments over either a five- or ten-year period.

We direct the investment funds for the frozen Profit Sharing Restoration Plan, which mirror the investments and returns under the qualified frozen Profit Sharing Retirement Plan. We may change these investments at any time. The weighted average annual rate of return for the calendar year ended December 31, 2010, was 13.2%.

Fiscal 2010 Pension Benefits

The following table provides information regarding the number of years of service credited to each NEO and the present value of accumulated benefits payable to each NEO under our frozen Consolidated Pension Plan and our Supplemental Retirement Plan as of December 31, 2010, as well as payments made to each NEO in 2010 under such plans. Currently, Mr. Bizios is the only NEO who is eligible for early retirement under these plans.

		Number of	Present	Payments
		Years	Value of	During
		Credited	Accumulated	Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

Todd M. Bluedorn	Consolidated Pension Plan (Frozen)	1.9	23,322	0
	Supplemental Retirement Plan	3.9	1,079,593	0
Robert W. Hau(2)	Supplemental Retirement Plan	1.3	0	0
Douglas L. Young	Consolidated Pension Plan (Frozen)	9.6	47,656	0
	Supplemental Retirement Plan	11.6	1,319,077	0
Harry J. Bizios	Consolidated Pension Plan (Frozen)	30.0	67,416	0
	Supplemental Retirement Plan	15.0	1,948,034	0
Daniel M. Sessa	Consolidated Pension Plan (Frozen)	1.7	18,814	0
	Supplemental Retirement Plan	3.7	310,644	0
Scott J. Boxer(3)	Consolidated Pension Plan (Frozen)	N/A	N/A	0
	Supplemental Retirement Plan	N/A	N/A	943,370

(1)	The actuarial present value of the lump-sum accumulated benefit payable at December 31, 2010 is equal to the annualized present value factor, multiplied by the monthly benefit. The amounts shown are calculated in accordance with FASB ASC Topic 715, using a 5.28% interest (discount) rate as of December 31, 2010 and the RP-2000 mortality table for males and females without collar adjustment. The calculations assume payments are deferred until age 65 for all participants under our frozen Consolidated Pension Plan and until the earliest unreduced retirement age for each participant under our Supplemental Retirement Plan. Additional assumptions are included in Note 12 to our audited financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K filed with the SEC on February 18, 2011.

(2)	Mr. Hau is not eligible to participate in the frozen Consolidated Pension Plan due to his date of hire. Mr. Hau’s Supplemental Retirement Plan value is $0 since he does not have a complete year of eligible earnings.

(3)	In accordance with Section 409A of the Code, Mr. Boxer was also paid a single lump-sum payment of $1,744,953 on January 3, 2011, six months and one day following his date of separation of service.

Fiscal 2010 Nonqualified Deferred Compensation

The following table provides information regarding contributions, earnings, withdrawals and distributions under our frozen Profit Sharing Restoration Plan in 2010 for each NEO, as well as each NEO’s aggregate balance in such plan at December 31, 2010.

	Executive	Company			Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Aggregate	Balance
	Last Fiscal Year	Last Fiscal Year	in Last Fiscal Year	Withdrawals/	at Last Fiscal
Name	($)	($)	($)	Distributions ($)	Year-End ($)(1)

Todd M. Bluedorn(2)	0	0	5,930	0	50,787
Robert W. Hau(3)	0	0	0	0	0
Douglas L. Young	0	0	30,245	0	259,042
Harry J. Bizios	0	0	49,211	0	421,482
Daniel M. Sessa	0	0	1,414	0	12,112
Scott J. Boxer(4)	0	0	34,107	258,446	307,385

(1)	Of these amounts, the amounts below were previously reported in prior Summary Compensation Tables in the “All Other Compensation” column:

Name	2008	2009	2010

Todd M. Bluedorn	$34,810	N/A	N/A
Robert W. Hau	N/A	N/A	N/A
Douglas L. Young	10,911	N/A	N/A
Harry J. Bizios	N/A	N/A	N/A
Daniel M. Sessa	8,302	N/A	N/A
Scott J. Boxer	22,622	N/A	N/A

Aggregate earnings for each NEO under the frozen Profit Sharing Restoration Plan were not reported in the Summary Compensation Table for 2010 or previous years because such earnings were at the market rate.

(2) Mr. Bluedorn did not join our Company until 2007 and did not become eligible to participate in this plan until January 1, 2008.

(3) Mr. Hau is not eligible to participate in this plan.

(4) In accordance with Section 409A of the Code, Mr. Boxer was also paid his remaining balance in a single lump-sum payment of $307,385 January 3, 2011, six months and one day following his date of separation of service.

Potential Payments Upon Termination or Change in Control

Employment Agreements and Change in Control Agreements

We are party to employment agreements and CIC agreements with each NEO who is currently employed by us. These agreements serve as the basis for the payments and benefits to which each NEO would be entitled in the event of termination of such individual’s employment with our Company under the various circumstances described below.

Employment Agreements

The employment agreements with our NEOs establish the basis of compensation and assignments for each NEO and contain post-employment covenants, including protection of confidential information, prohibition on the diversion of employees, vendors and contractors and the solicitation of customers for a period of 24 months following termination of employment. On January 1 of each year, the agreements automatically renew for an additional year, unless either party notifies the other in writing at least 30 days prior to such date of a decision not to renew the agreement. Except as otherwise provided below, the terms and conditions of our employment agreement with each NEO are substantially similar.

Change in Control Agreements

Our CIC agreements with our NEOs, the terms and conditions of which are substantially similar, provide for certain benefits under specified circumstances if a NEO’s employment is terminated in connection with a CIC transaction involving our Company. The agreements require the NEO to maintain the confidentiality of our information and, for a period of 24 months following termination of employment, not to induce our employees to terminate their employment with our Company.

Payments Made Upon Voluntary Termination or Upon For Cause Termination

If a NEO voluntarily terminates his employment with our Company or we terminate a NEO for cause, he will be entitled to receive base salary through the last day of employment and a lump-sum payment equal to unused, accrued vacation days. All of the NEO’s outstanding stock options, SARs, RSUs and PSUs will terminate on the NEO’s last day of employment.

Payments Made Upon Retirement

If a NEO retires, he will be entitled to receive base salary through the last day of employment, a prorated payment under our short-term incentive program based on the NEO’s last day of employment and a lump-sum payment equal to unused, accrued vacation days. In addition, with respect to long-term incentive awards:

•	unvested SARs will terminate on the NEO’s last day of employment and vested awards will remain exercisable for the remainder of the term of the award;

•	for RSUs, the NEO will receive a prorated portion of shares based on the date of retirement at the end of the applicable vesting period;

•	for PSUs granted prior to January 2003, unvested awards will terminate on the NEO’s last day of employment; and

•	for other PSUs, the NEO will receive, to the extent earned based on achievement of specific performance measures, a prorated portion of shares based on the date of retirement at the end of the applicable performance period.

Payments Made Upon Involuntary — Not for Cause Termination

If we terminate a NEO prior to the expiration of his employment agreement (including non-renewal of the NEO’s agreement) for any reason other than for cause, the NEO will generally be entitled to receive “normal severance compensation” or, in the NEO’s sole discretion, “enhanced severance benefits.” Under both severance packages:

•	all outstanding, stock options and SARs that have vested as of the last day of employment will continue to be exercisable for 90 days following the NEO’s last day of employment; and

•	unvested equity awards (SARs, RSUs and PSUs) will generally terminate on the NEO’s last day of employment.

Normal Severance Compensation.  If the NEO elects to receive “normal severance compensation,” he will receive monthly payments equal to the greater of (1) his monthly base salary for the remainder of the employment agreement’s term, or (2) three months of his monthly base salary in addition to any other compensation or benefits applicable to an employee at the NEO’s level, including a lump-sum payment equal to unused, accrued vacation days.

Enhanced Severance Benefits.  If the NEO agrees to execute a written general release of any and all possible claims against us existing at the time of termination, we will provide the employee with “enhanced severance benefits.” Payments provided under this severance arrangement, which are dependent on years of service with our Company, generally include the following:

Component	Less than Three Years of Service	Three or More Years of Service

Base Salary	One year of base salary	Two years of base salary
Short-Term Incentive	Lump-sum payment equal to all payments under our short-term incentive programs received by the NEO in the previous 12 months	Lump-sum payment equal to all payments under our short-term incentive programs received by the NEO in the previous 24 months
Payment in Lieu of Outplacement Services	Lump-sum payment equal to 10% of current base salary	Same
Payment in Lieu of Perquisites	Lump-sum payment equal to 10% of current base salary	Same
Post-Employment Health Care Coverage	Payment of COBRA premiums for up to 18 months while the NEO is unemployed and not eligible for other group health coverage and payment of the equivalent of such premium for up to an additional six months, should the NEO remain unemployed	Same
Death Benefit	If the NEO dies during the enhanced severance period, a lump-sum death benefit equal to six months of the NEO’s base salary will be paid to the NEO’s beneficiary	Same
Accrued Vacation	A lump-sum payment equal to unused, accrued vacation days	Same

Payments Made Upon Death or Disability

Generally, if a NEO dies during the term of his employment agreement, the NEO’s beneficiary will be entitled to receive “normal severance compensation,” as described above. If a NEO becomes permanently disabled during the agreement term, he will generally be entitled to, at the NEO’s option, either “normal severance compensation” or “enhanced severance benefits,” as described above. In the case of either death or disability, with respect to long-term incentive awards:

•	all outstanding stock options and SARs will vest immediately and remain exercisable for the duration of the term;

•	for RSUs, the NEO, or his beneficiary, will receive a prorated payment based upon the portion of the vesting period the NEO actually served as an employee of our Company payable at the time employment ceases;

•	for PSUs granted prior to January 2003, unvested awards will terminate on the NEO’s last day of employment; and

•	for PSUs granted after January 2003, the NEO, or his beneficiary, will receive, to the extent earned based on achievement of specific performance measures, a prorated portion of shares based upon the portion of the performance period the NEO actually served as our employee, payable at the time employment ceases.

Payments Made to Mr. Bluedorn if he Terminates his Employment for “Good Reason,” Upon Involuntary — Not for Cause Termination, or Upon Death or Disability

Except as described below, Mr. Bluedorn will receive similar severance benefits as the other NEOs. Mr. Bluedorn’s employment agreement provides for certain severance benefits in the event he terminates his employment for “good reason.” “Good reason” includes:

•	any change in Mr. Bluedorn’s position, authority, duties, or responsibilities inconsistent with the position of CEO (excluding de minimus changes and an isolated, insubstantial and inadvertent action not taken in bad faith and promptly remedied by us after notice);

•	any failure by us to comply with any of the provisions of Mr. Bluedorn’s employment agreement (excluding an isolated, insubstantial and inadvertent action not taken in bad faith and promptly remedied by us after notice);

•	any requirement for him to be based at any office or location other than our current headquarters in Richardson, Texas;

•	any purported termination by us of Mr. Bluedorn’s employment otherwise than as expressly permitted by his employment agreement; or

•	any failure by our Board to nominate him for election by the stockholders as a director.

Pursuant to his employment agreement, in the event (1) Mr. Bluedorn terminates his employment for “good reason,” (2) we terminate him prior to the expiration of his employment agreement (including non-renewal of his agreement) for any reason other than for cause, or (3) Mr. Bluedorn dies or becomes permanently disabled during the term of his employment agreement, he (or his beneficiary, as applicable) will be entitled to receive “enhanced severance benefits” as described above under “Payments Made Upon Involuntary — Not For Cause Termination,” provided he (or his personal representative, as applicable) agrees to execute a written general release of any and all possible claims against us existing at the time of termination.

In the case of either death or permanent disability, Mr. Bluedorn’s long-term incentive awards will vest, remain exercisable and be paid or distributed as described above under “Payments Made Upon Death or Disability.”

Payments Made Upon a Change in Control

Definition of Change in Control

A CIC generally includes the occurrence of any of the following events:

•	an acquisition by a third party of 35% or more of our voting stock;

•	a change in a majority of Board members without majority Board approval;

•	stockholder approval of a merger, consolidation or reorganization;

•	stockholder approval of the liquidation or dissolution of our Company; or

•	stockholder approval of the sale of substantially all corporate assets.

Definition of Good Reason

“Good reason,” under each CIC agreement, includes:

•	any change in the NEO’s position, authority, duties, or responsibilities (excluding de minimus changes);

•	any failure by us to comply with the NEO’s CIC agreement, including without limitation the provision regarding compensation and benefits;

•	a required relocation to any office or location not within 35 miles of the NEO’s current office or location;

•	any failure by any successor to adopt and comply with the NEO’s CIC agreement; or

•	any failure to reelect to the Board any NEO serving as a member of the Board.

CIC Benefits

If a NEO’s employment is terminated by us without cause or by the NEO for “good reason” either (i) within two years following a CIC, or (ii) within six months prior to a CIC, we will provide the NEO with the following CIC benefits:

Component	CIC Benefit

Base Salary Severance	Lump-sum payment equal to three times the NEO’s annual base salary
Prorated Bonus	Lump-sum payment equal to the NEO’s target bonus, prorated based on the last day of employment
Bonus Severance	Lump-sum payment equal to three times the NEO’s target bonus
Payment in Lieu of Outplacement Services	Lump-sum payment equal to 15% of current base salary
Payment in Lieu of Perquisites	Lump-sum payment equal to 45% of current base salary
Post-Employment Health Care Coverage	Payment of COBRA premiums for up to 36 months while the NEO is unemployed and not eligible for other group health coverage
Supplemental Retirement Plan and Profit Sharing Restoration Plan	Three years added to each of the service and age criteria
280G Tax Gross-up	If CIC payments are subject to the excise tax imposed by Section 4999 of the Code, an additional “gross-up payment”
Accrued Vacation	A lump-sum payment equal to unused, accrued vacation days

Upon a CIC, all outstanding stock options, SARs, RSUs and PSUs held by the NEO will immediately vest and become exercisable, with applicable performance measures for outstanding PSUs deemed to have been satisfied at the highest possible level (200% of target). Further, outstanding stock options and SARs may be exercised by the NEO up to 90 days after a NEO’s termination within one year following a CIC.

Tables Illustrating Potential Payments Upon Termination or Change in Control

The following tables provide information regarding the benefits to which each NEO would be entitled in the event of termination of such individual’s employment with our Company under specified circumstances, including a CIC. Except as otherwise noted, the amounts shown (1) are estimates only and (2) assume that (A) termination was effective as of December 31, 2010, (B) in the case of disability, the NEO elects to receive “enhanced severance benefits,” (C) in the case of retirement, the NEO is eligible for retirement and (D) in the case of change in control, the NEO terminates for “good reason” or is involuntarily terminated without cause.

Todd M. Bluedorn

			Involuntary-Not For
			Cause Termination
	Voluntary		Normal	Enhanced			For Cause	Change in
Component	Termination	Retirement	Severance	Severance(1)	Death	Disability	Termination	Control

Base Salary	$0	$0	$220,000	$1,760,000	$1,760,000	$1,760,000	$0	$2,640,000
Prorated Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1,056,000
Bonus	0	0	0	1,614,419	1,614,419	1,614,419	0	3,168,000
Payment in Lieu of Outplacement Services	0	0	0	88,000	88,000	88,000	0	132,000
Payment in Lieu of Perquisites	0	0	0	88,000	88,000	88,000	0	396,000
Post-Employment Health Care Coverage	0	0	0	36,743	21,444	36,743	0	69,715
Long-Term Equity Accelerated Vesting(2)	0	5,207,865	0	0	6,317,537	6,317,537	0	19,316,230
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	0	0	0	0	0	0	0	895,629
280G Tax Gross-up	0	0	0	0	0	0	0	9,975,134
Unused, Accrued Vacation(3)	84,615	84,615	84,615	84,615	84,615	84,615	84,615	84,615

TOTAL	$84,615	$5,292,481	$304,615	$3,671,778	$9,974,015	$9,989,315	$84,615	$37,733,323

(1)	The amounts shown reflect the same severance benefits that would be provided to Mr. Bluedorn if he terminated employment with our Company for “good reason” under his employment agreement.

(2)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the NYSE closing price of our common stock on December 31, 2010, which was $47.29.

(3)	The amounts shown represent a lump-sum payment for five weeks of vacation in 2010 (assuming the NEO did not take any vacation days in 2010). Actual payouts may vary depending on the specific circumstances.

Robert W. Hau

			Involuntary-Not For
			Cause Termination
	Voluntary		Normal	Enhanced			For Cause	Change in
Component	Termination	Retirement	Severance	Severance	Death	Disability	Termination	Control

Base Salary	$0	$0	$110,000	$880,000	$110,000	$880,000	$0	$1,320,000
Prorated Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	308,000
Bonus	0	0	0	69,909	0	69,909	0	924,000
Payment in Lieu of Outplacement Services	0	0	0	44,000	0	44,000	0	66,000
Payment in Lieu of Perquisites	0	0	0	44,000	0	44,000	0	198,000
Post-Employment Health Care Coverage	0	0	0	37,056	0	0	0	82,132
Long-Term Equity Accelerated Vesting(1)	0	685,859	0	0	795,844	795,844	0	3,070,623
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	0	0	0	0	0	0	0	0
280G Tax Gross-up	0	0	0	0	0	0	0	1,925,728
Unused, Accrued Vacation(2)	42,308	42,308	42,308	42,308	42,308	42,308	42,308	42,308

TOTAL	$42,308	$728,167	$152,308	$1,117,272	$948,152	$1,876,061	$42,308	$7,936,791

(1)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the NYSE closing price of our common stock on December 31, 2010, which was $47.29.

(2)	The amounts shown represent a lump-sum payment for five weeks of vacation in 2010 (assuming the NEO did not take any vacation days in 2010). Actual payouts may vary depending on the specific circumstances.

Douglas L. Young

			Involuntary-Not For
			Cause Termination
	Voluntary		Normal	Enhanced			For Cause	Change in
Component	Termination	Retirement	Severance	Severance	Death	Disability	Termination	Control

Base Salary	$0	$0	$101,250	$810,000	$101,250	$810,000	$0	$1,215,000
Prorated Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	283,500
Bonus	0	0	0	632,382	0	632,382	0	850,500
Payment in Lieu of Outplacement Services	0	0	0	40,500	0	40,500	0	60,750
Payment in Lieu of Perquisites	0	0	0	40,500	0	40,500	0	182,250
Post-Employment Health Care Coverage	0	0	0	36,743	0	0	0	61,917
Long-Term Equity Accelerated Vesting(1)	0	1,292,664	0	0	1,567,717	1,567,717	0	4,787,411
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	0	0	0	0	0	0	0	436,757
280G Tax Gross-up	0	0	0	0	0	0	0	2,259,443
Unused, Accrued Vacation(2)	38,942	38,942	38,942	38,942	38,942	38,942	38,942	38,942

TOTAL	$38,942	$1,331,606	$140,192	$1,599,068	$1,707,909	$3,130,041	$38,942	$10,176,470

(1)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the NYSE closing price of our common stock on December 31, 2010, which was $47.29.

(2)	The amounts shown represent a lump-sum payment for five weeks of vacation in 2010 (assuming the NEO did not take any vacation days in 2010). Actual payouts may vary depending on the specific circumstances.

Harry J. Bizios

			Involuntary-Not For
			Cause Termination
	Voluntary		Normal	Enhanced			For Cause	Change in
Component	Termination	Retirement	Severance	Severance	Death	Disability	Termination	Control

Base Salary	$0	$0	$94,000	$752,000	$94,000	$752,000	$0	$1,128,000
Prorated Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	263,200
Bonus	0	0	0	322,075	0	322,075	0	789,600
Payment in Lieu of Outplacement Services	0	0	0	37,600	0	37,600	0	56,400
Payment in Lieu of Perquisites	0	0	0	37,600	0	37,600	0	169,200
Post-Employment Health Care Coverage	0	0	0	21,181	0	0	0	37,306
Long-Term Equity Accelerated Vesting(1)	0	1,292,664	0	0	1,567,717	1,567,717	0	4,648,732
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	0	0	0	0	0	0	0	0
280G Tax Gross-up	0	0	0	0	0	0	0	2,009,449
Unused, Accrued Vacation(2)	36,154	36,154	36,154	36,154	36,154	36,154	36,154	36,154

TOTAL	$36,154	$1,328,818	$130,154	$1,206,609	$1,697,871	$2,753,145	$36,154	$9,138,041

(1)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the NYSE closing price of our common stock on December 31, 2010, which was $47.29.

(2)	The amounts shown represent a lump-sum payment for five weeks of vacation in 2010 (assuming the NEO did not take any vacation days in 2010). Actual payouts may vary depending on the specific circumstances.

Daniel M. Sessa

			Involuntary-Not For
			Cause Termination
	Voluntary		Normal	Enhanced			For Cause	Change in
Component	Termination	Retirement	Severance	Severance	Death	Disability	Termination	Control

Base Salary	$0	$0	$98,000	$784,000	$98,000	$784,000	$0	$1,176,000
Prorated Bonus	N/A	N/A	N/A	N/A	N/A	N/A	N/A	274,400
Bonus	0	0	0	484,599	0	484,599	0	823,200
Payment in Lieu of Outplacement Services	0	0	0	39,200	0	39,200	0	58,800
Payment in Lieu of Perquisites	0	0	0	39,200	0	39,200	0	176,400
Post-Employment Health Care Coverage	0	0	0	37,056	0	0	0	62,272
Long-Term Equity Accelerated Vesting(1)	0	1,292,664	0	0	1,567,717	1,567,717	0	4,648,732
Incremental Payment Under Supplemental Retirement Plan and Frozen Profit Sharing Restoration Plan	0	0	0	0	0	0	0	313,558
280G Tax Gross-up	0	0	0	0	0	0	0	2,719,821
Unused, Accrued Vacation(2)	37,692	37,692	37,692	37,692	37,692	37,692	37,692	37,692

TOTAL	$37,692	$1,330,356	$135,692	$1,421,747	$1,703,409	$2,952,408	$37,692	$10,290,875

(1)	The amounts shown reflect unvested long-term incentive awards. Such amounts are based on the NYSE closing price of our common stock on December 31, 2010, which was $47.29.

(2)	The amounts shown represent a lump-sum payment for five weeks of vacation in 2010 (assuming the NEO did not take any vacation days in 2010). Actual payouts may vary depending on the specific circumstances.

NEOs Whose Employment With Our Company Ended During 2010

Scott J. Boxer

As previously indicated, Mr. Boxer retired from the Company on June 30, 2010. Mr. Boxer was eligible to receive enhanced severance benefits, as described above under “Payments Made Upon Involuntary — Not for Cause Termination — Enhanced Severance Benefits,” pursuant to the employment agreement he entered into when he joined the Company, and the following table reflects actual severance related payments made, or to be made, pursuant to his employment agreement.

Component	Payment

Severance (Base Salary)	$1,004,434
Severance (Bonus)	516,820
Payment in Lieu of Outplacement Services	50,222
Payment in Lieu of Perquisites	50,222
Unused, Accrued Vacation	6,761
Post Employment Health Care Coverage	38,758

TOTAL	$1,667,216

DIRECTOR COMPENSATION

We use a combination of cash, stock and long-term equity awards to compensate members of our Board. Directors who are also employees of our Company do not receive any additional compensation for serving on our Board.

2010 Annual Retainer

In 2010, we simplified our non-employee director compensation program, eliminating all individual meeting fees and perquisites and providing larger cash Board retainers as follows:

	Board	Committee
	Retainer	Chair Retainer

Non-Employee	$90,000, with up to $70,000	• Audit: $15,000
Directors, Other	payable in cash and the remainder	• Compensation and Human Resources: $10,000
than the Chairman	payable in Company common stock	• Board Governance: $10,000
of the Board:		• Public Policy Committee: $6,000

Chairman of the Board:	$180,000, with up to $140,000 payable in cash and the remainder payable in Company common stock	$25,000 flat fee

The Board approved additional compensation for the Chairman of the Board because of the leadership responsibilities he has assumed in his role, such as attending Board committee meetings and presiding over executive session meetings. We also reimburse all non-employee directors for their reasonable expenses incurred in connection with attendance at Board or Board committee meetings. We pay directors’ fees on a quarterly basis.

Non-Employee Directors’ Compensation and Deferral Plan

Under the Non-Employee Directors’ Compensation and Deferral Plan, non-employee directors may receive all or a portion of their annual retainer for service on the Board in the form of Company common stock. The cash deferral component of the plan is frozen and, during 2010, Ms. Alvarado was the only director with an account balance. The account bears interest at an annual rate equal to the prime rate charged by our lenders plus 1%. Upon separation from service the value of her account ($249,177) was paid in a cash lump-sum.

2010 Long-Term Incentive Compensation

Non-employee directors receive 100% of their long-term incentive in the form of RSUs under the LII Incentive Plan. In 2010, we awarded each non-employee director, other than Ms. Alvarado, Mr. Booth, and the Chairman of the Board, 2,056 RSUs. We awarded the Chairman of the Board 4,113 RSUs in 2010. Ms. Alvarado and Mr. Booth both left the Board in 2010, and as a result did not receive an RSU grant in 2010. Generally, the RSUs vest three years following the date of grant provided that the director remains on our Board throughout the vesting period.

Retirement and Health and Welfare Plans

We provide a Directors’ Retirement Plan for non-employee directors who were active Board members prior to 1998 and allow such directors to participate in our health care programs under the same terms and provisions that we provide to our employees. The Directors’ Retirement Plan provides for partial continuation of the cash component of the director’s annual retainer at the time of retirement for life. During 2010, Ms. Alvarado (who retired as a director effective February 28, 2010), Mr. Byrne, Mr. Major, and Mr. Thompson were the only active Board members eligible for this plan. Mr. Byrne and Mr. Major are the only active Board members who participated in our health care programs.

2010 Perquisites and Other Compensation

In 2010, we eliminated all perquisite benefits previously provided to our non-employee directors, except we continued to allow our non-employee directors to participate in our employee rebate program, which provides rebates on eligible residential heating and air conditioning equipment, hearth products, accessories, and supplies.

Stock Ownership Guidelines

Pursuant to our Corporate Governance Guidelines, all directors are required to own shares of our common stock having a value of at least:

•	three times their annual retainer from the later of January 1, 2013 or within three years after their election; and

•	four times their annual retainer from the later of January 1, 2015 or within five years after their election.

•	All non-employee directors currently meet ours stock ownership guidelines, except Mr. Swienton who joined the Board in December 2010.

Fiscal 2010 Director Compensation

The following table provides information regarding compensation earned in 2010 by each non-employee member of our Board in 2010.

			Change in Pension Value
			and Nonqualified
	Fees Earned	Stock	Deferred Compensation	All Other
Name	($)(1)	Awards ($)(2)	Earnings ($)(3)	Compensation ($)(4)	Total ($)

Richard L. Thompson	205,000	185,206	39,636	0	429,842
Linda G. Alvarado	15,000	283,287	77,175	0	375,462
Steven R. Booth	90,000	198,122	N/A	0	288,122
James J. Byrne	100,000	92,581	12,542	0	205,123
Janet K. Cooper	90,000	92,581	N/A	0	182,581
C.L. (Jerry) Henry	90,000	92,581	N/A	0	182,581
John E. Major	90,000	92,581	29,939	0	212,520
John W. Norris, III	96,000	92,581	N/A	0	188,581
Paul W. Schmidt	105,000	92,581	N/A	0	197,581
Terry D. Stinson	100,000	92,581	N/A	0	192,581
Jeffrey D. Storey, M.D.	90,000	92,581	N/A	0	182,581
Gregory T. Swienton	7,472	92,581	N/A	0	100,053

(1)	The table below identifies the allocation between cash and stock of the fees earned in 2010 by each non-employee director:

Name	Paid in Cash	Paid in Stock

Richard L. Thompson	$135,114	$69,886
Linda G. Alvarado	11,676	3,324
Steven R. Booth	70,121	19,879
James J. Byrne	70,093	29,907
Janet K. Cooper	70,121	19,879
C.L. (Jerry) Henry	70,121	19,879
John E. Major	70,121	19,879
John W. Norris, III	76,121	19,879
Paul W. Schmidt	70,077	34,923
Terry D. Stinson	10,107	89,893
Jeffrey D. Storey, M.D.	40,081	49,919
Gregory T. Swienton	0	7,472

(2)	For Ms. Alvarado and Mr. Booth, the amounts represent the incremental expense associated with the vesting of outstanding RSUs upon their departure from the Board on February 28, 2010 and December 7, 2010, respectively. For the other non-employee directors, the amounts shown represent the grant date fair value (prior to any assumed forfeitures related to service-based vesting conditions, where applicable) in accordance with FASB ASC Topic 718, in connection with RSUs granted under the LII Incentive Plan.

The grant date fair value of RSUs granted to non-employee directors in 2010, calculated in accordance with FASB ASC Topic 718, is as follows:

		RSUs Granted in	Grant Date Fair Value	Grant Date Fair
	Grant Date	2010 (#)	Per Share ($)(a)	Value ($)

Chairman of the Board	December 10, 2010	4,113	$45.0295	$185,206
All Other Non-Employee Directors	December 10, 2010	2,056	$45.0295	$92,581

(a)	$45.0295 is the dividend discounted value, based on a dividend rate of 1.41%, of the average of the high and low NYSE trading prices of our common stock on the date of the grant, which was $46.9650.

(3)	The amounts shown represent the change in the present value of accumulated pension benefits that accrued during 2010 under our Directors’ Retirement Plan as a result of one additional year of service and are based on a 5.28% discount rate.

(4)	The aggregate value of all perquisites provided for each non-employee director was less than $10,000 for 2010.

The following table provides information regarding the aggregate number of outstanding RSUs, stock options and SARs held by each non-employee director as of December 31, 2010. RSUs generally vest on the third anniversary of the date of grant and all stock options and SARs are now fully vested. Stock options and SARs expire seven years from the date of grant.

		Aggregate Options/SARs
	Aggregate RSUs Outstanding as of	Outstanding as of
Name	December 31, 2010 (# of shares)	December 31, 2010 (# of shares)

Richard L. Thompson	16,191	30,180
Linda G. Alvarado	0	9,798
Steven R. Booth	0	9,798
James J. Byrne	8,095	9,798
Janet K. Cooper	8,095	22,929
C.L. (Jerry) Henry	8,095	9,798
John E. Major	8,095	9,798
John W. Norris, III	8,095	22,929
Paul W. Schmidt	8,095	9,798
Terry D. Stinson	8,095	22,929
Jeffrey D. Storey, M.D.	8,095	4,706
Gregory T. Swienton	2,056	0

EQUITY COMPENSATION PLAN INFORMATION

We currently administer two equity compensation plans: the LII Incentive Plan and the Non-Employee Directors’ Compensation and Deferral Plan. The following table provides information as of December 31, 2010 regarding shares of our common stock that may be issued under these equity compensation plans.

Number of Securities
	to be Issued Upon	Weighted Average	Number of Securities
	Exercise of	Exercise Price of	Remaining Available
	Outstanding	Outstanding	for Future Issuance
	Options, Warrants	Options, Warrants	Under Equity
Plan Category	and Rights(1)	and Rights(2)	Compensation Plans(3)

Equity compensation plans approved by security holders	3,939,889	$34.20	4,282,283
Equity compensation plans not approved by security holders	—	—	—

TOTAL	3,939,889	$34.20	4,282,283

(1)	Includes the following:

•	112,268 shares of common stock to be issued upon exercise of outstanding stock options granted under the LII Incentive Plan;

•	2,522,593 stock appreciation rights granted under the LII Incentive Plan, which, upon exercise, will be settled in shares of our common stock;

•	644,505 shares of common stock to be issued upon the vesting of restricted stock units outstanding under the LII Incentive Plan; and

•	660,523 performance share units granted under the LII Incentive Plan, which, for performance share units granted after 2003, includes the number of shares of our common stock that will be issued assuming we meet the target performance goals for the applicable three-year performance period and, for performance share units granted prior to 2003, includes the number of shares of our common stock that will be issued at the end of the applicable ten-year vesting period.

The following table illustrates the number of shares of our common stock that may be issued pursuant to outstanding performance share units and the number of shares that may be available for future issuance under our equity compensation plans if our performance falls below or exceeds our target performance goals:

	Performance Level
	Below Threshold	Threshold	Target	Maximum

Shares to be Issued Pursuant to Outstanding Performance Share Units	12,691	336,607	660,523	1,308,355
Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans	4,930,115	4,606,199	4,282,283	3,634,451

(2)	Excludes performance share unit and restricted stock unit awards because such awards have no exercise price.

(3)	Assuming, with respect to outstanding performance share units, we meet target performance goals for the applicable three-year performance period, includes 3,945,769 shares of common stock available for issuance under the LII Incentive Plan, of which 3,125,596 shares are available for awards to employees and independent contractors and 820,173 shares are available for awards to non-employee directors; 277,012 shares of common stock available for issuance under the Non-Employee Directors’ Compensation and Deferral Plan, and 59,502 shares of common stock reserved for issuance under the Employee Stock Purchase Plan, which is no longer active.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

All related party transactions must be approved in accordance with the written Related Party Transactions Policy adopted by our Board. A related party transaction is a transaction or relationship since the beginning of the Company’s last fiscal year in which (i) the total amount involved will or may be expected to exceed $120,000, (ii) the Company or any of its subsidiaries is a participant, and (iii) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of an equity interest in another entity). A related party is any person who is or was since the beginning of the previous fiscal year an executive officer, director or nominee for election as a director; a stockholder owning more than 5% of the Company’s voting securities; or an immediate family member of any of these persons.

Our Board has considered certain limited types of transactions with related persons that meet specified criteria and determined that each of them is deemed to be pre-approved under the terms of the Related Party Transaction Policy. These include (i) transactions with companies and charitable contributions to organizations at which a related party’s only relationship is as an employee (other than an executive officer), if the amount of the transaction or contribution does not exceed the greater of $1,000,000 or 1% of that company’s total annual revenue; (ii) transactions involving competitive bids, (iii) regulated transactions; and (iv) certain routine banking services.

Our Audit Committee is generally responsible for approving all related party transactions, which must be on terms that are fair to our Company and comparable to those that could be obtained in arm’s length dealings with an unrelated third party. In the event a related party transaction involves one or more members of the Audit Committee, the transaction must be approved by an ad hoc committee appointed by the Board and composed entirely of independent and disinterested directors.

Thomas W. Booth, a non-executive officer employee of the Company, is the brother of Steven R. Booth, who served on our Board of Directors until December 8, 2010. Mr. Thomas Booth holds the title of Vice President, Open Innovation Leader. In this capacity, we paid Mr. Booth the following compensation in 2010: (i) a base salary of $190,000; (ii) a short-term incentive award payment of $110,564 (which was earned in 2010 and paid on March 15, 2011, (iii) long-term incentive awards consisting of 974 PSUs, 584 RSUs and 1,319 SARs, and (iv) perquisites and health and retirement benefits commensurate with those provided to other vice presidents of our Company.

Compensation Committee Interlocks and Insider Participation

During 2010, no member of the Compensation and Human Resources Committee was an officer or employee of our Company or any of our subsidiaries. In addition, none of our executive officers served on the board of directors or on the compensation committee of any other entity, for which any executive officers of such other entity served either on our Board or on our Compensation and Human Resources Committee.

OWNERSHIP OF COMMON STOCK

The following table provides information regarding the beneficial ownership of our common stock as of February 5, 2011 by (i) each person known to own beneficially more than 5% of our common stock, (ii) each of our directors, (iii) each of our NEOs, and (iv) all directors and executive officers as a group.

For purposes of this table, “beneficial ownership” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934) takes into account shares as to which the individual has or shares voting or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options or SARs, or the vesting of RSUs) and is different from beneficial ownership for purposes of Section 16 of the Exchange Act. As a result, the numbers below may differ from the numbers reported in forms filed pursuant to Section 16 (e.g. Forms 4).

To our knowledge and unless otherwise indicated, each stockholder listed below has sole voting and investment power over the shares listed as beneficially owned by such stockholder. Percentage of ownership is based on 53,719,233 shares of common stock outstanding as of February 5, 2011.

		Common Stock that
	Shares Beneficially	may be Acquired		Percent
Name of Beneficial Owner	Owned (#)	Within 60 Days(#)	Total(#)	of Class(%)

5% Stockholders
FMR LLC(1)	7,394,770	0	7,394,770	13.76%
Wellington Management Company, LLP(2)	6,542,833	0	6,542,833	12.18%
John W. Norris, Jr.(3)	3,448,280	0	3,448,280	6.42%
Directors and Executive Officers
Harry J. Bizios	72,317	65,211	137,528	*
Todd M. Bluedorn	67,142	219,144	286,286	*
James J. Byrne	49,047	9,798	58,845	*
Janet Cooper	20,874	22,929	43,803	*
Robert J. Hau	—	5,009	5,009	*
C. L. (Jerry) Henry	27,539	9,798	37,337	*
John E. Major(4)	32,490	9,798	42,288	*
John W. Norris, III(5)	342,279	22,929	365,208	*
Paul W. Schmidt(6)	18,314	9,798	28,112	*
Daniel M. Sessa	18,394	42,697	61,091	*
Terry D. Stinson	18,598	22,929	41,527	*
Jeffrey D. Storey, M.D.(7)	248,148	4,706	252,854	*
Gregory T. Swienton	158	—	158	*
Richard L. Thompson(8)	186,311	30,180	216,491	*
Douglas L. Young	26,230	63,394	89,624	*
All executive officers and directors as a group (22 persons)	1,496,998	679,060	2,175,848	4.05%

*	Less than 1% of outstanding common stock

(1)	As reported by FMR LLC, 82 Devonshire Street, Boston, MA 02109, on Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2011. FMR LLC reported sole dispositive power with respect to all of these shares and sole power to vote 767,570 of these shares.

(2)	As reported by Wellington Management Company, LLP, on Amendment No. 3 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2011. Wellington Management Company, LLP, 280 Congress Street, Boston, MA 02210, reported shared voting power with respect to 4,892,208 shares and shared dispositive power with respect to 6,502,433 shares.

(3)	As reported by Mr. Norris, Jr. on Schedule 13D filed with the Securities and Exchange Commission on August 12, 1999, and as updated with information provided by Mr. Norris, Jr. to the Company on March 5, 2011, includes (a) 321,750 shares held by the John W. Norris, Jr. Trust A, for which Mr. Norris, Jr. is a co-trustee (Mr. Norris, Jr. disclaims beneficial ownership of such shares); (b) 2,545,105 shares held by the Norris Family Limited Partnership, of which Mr. Norris, Jr. is General Partner; (c) 481,425 shares held by the Norris Living Trust; and (d) 100,000 shares held by The Cabin Foundation, of which Mr. Norris, Jr. serves as President. Mr. Norris, Jr.’s address is 3831 Turtle Creek Blvd., Dallas, Texas 75219.

(4)	Includes (a) 11,069 shares held by the John Major Children’s Trust dated 12/15/96 FBO John Blackston Major and (b) 12,068 shares held by the John Major Children’s Trust dated 12/15/96 FBO Barbara Marie Major. Mr. Major disclaims beneficial ownership of these shares.

(5)	Includes (a) 12,225 shares held by the W.H. Norris Trust, 12,225 shares held by the B.W. Norris Trust and 11,301 shares held by the L.C. Norris Trust, for each of which Mr. Norris is a trustee; (b) 15,823 shares held by spouse, Catherine Norris of which Mr. Norris disclaims beneficial ownership and (b) 26,694 shares held by Mr. Norris’s minor children.

(6)	Includes 18,314 shares held by the Mary T. Schmidt Trust U/A/D 10-9-85 of which Mr. Schmidt is a co-trustee and a beneficiary.

(7)	Includes (a) 182,139 shares held by the Jeffrey D. Storey Revocable Trust, 14,997 shares held by the Kasey Storey Revocable Trust and 14,997 shares held by the Kendra Storey Revocable Trust, for each of which Dr. Storey is a trustee; (b) 6,314 shares held by the Kasey L. Storey Irrevocable Trust and 6,314 shares held by the Kendra S. Storey Irrevocable Trust, for each of which Dr. Storey has sole voting power only; and (c) 9,564 shares held by the Jeffrey D. Storey Children’s Trust and 9,476 shares held by the Kelly Storey Trust, for each of which Dr. Storey is a trustee.

(8)	Includes 186,311 shares held by the R&B Thompson 2005 Family Trust, of which Mr. Thompson is a co-trustee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to timely file with the SEC and the NYSE initial reports of ownership and reports of changes in their ownership of our common stock. SEC regulations require our directors, executive officers and greater than 10% stockholders to furnish us with copies of these reports. Based solely upon a review of such reports and related information furnished to us, we believe that, during the 2010 fiscal year, other than with respect to the transactions described below, each person who served as a director or executive officer of our Company or held more than 10% of our common stock complied with the Section 16(a) filing requirements.

•	The Company filed a Form 4 seven days late on behalf of each of Harry J. Bizios, Michael J. Blatz, Todd M. Bluedorn, Scott J. Boxer, David M. Moon, Roy A. Rumbough, Jr., Daniel M. Sessa and Douglas L. Young related to the vesting of a PSU grant and the withholding of an amount of related PSUs by the Company to cover taxes.

OTHER INFORMATION

Proxy Solicitation

We will pay for the cost of this proxy solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, facsimile, email or in person. They will not be paid for soliciting proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation. We have retained Georgeson Inc. to assist in the solicitation of proxies for a fee of $12,000 plus reimbursement of expenses. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners of our common stock. Upon request, we will reimburse the brokerage houses and custodians for their reasonable expenses in so doing.

Multiple Stockholders Sharing the Same Address

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address and last name will receive only one copy of our Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure helps reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate Proxy Cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting of Stockholders, Proxy Statement, Annual Report to Stockholders and Annual Report on Form 10-K, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of each of these documents for your household, please contact our Investor Relations department by telephone at (972) 497-5000 or in writing at 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations.

If you participate in householding and wish to receive a separate copy of these documents, please contact our Investor Relations department as indicated above.

Form 10-K

Our Annual Report on Form 10-K (excluding exhibits) is a part of our 2011 Annual Report to Stockholders, which is being sent with this Proxy Statement. If you are entitled to vote at the Annual Meeting of Stockholders, you may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including the financial statements required to be filed with the SEC, without charge, by contacting our Investor Relations department by telephone at (972) 497-5000 or in writing at 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Investor Relations.

Stockholder Proposals for the 2012 Annual Meeting of Stockholders

Proposals for Inclusion in the Proxy Statement

If you wish to submit a proposal for possible inclusion in our 2012 Proxy Statement, we must receive your notice, in accordance with the rules of the SEC, on or before December 13, 2012. The proposal should be sent in writing to 2140 Lake Park Blvd., Richardson, Texas 75080, Attention: Corporate Secretary.

Proposals to be Offered at an Annual Meeting

If you wish to introduce a proposal at the 2012 Annual Meeting of Stockholders but do not intend for your proposal to be considered for inclusion in our 2012 proxy materials, our Bylaws, as permitted by the rules of the SEC, require that you follow certain procedures. Specifically, you must give written notice to our Corporate Secretary of your intention to introduce a proposal. We must receive such notice at least 60 days but no more than 90 days prior to the Annual Meeting of Stockholders, or if we give less than 70 days’ notice of the Annual Meeting of Stockholders date, the notice must be received within 10 days following the date on which notice of the date of the Annual Meeting of Stockholders was mailed or such public disclosure was made to our stockholders. In the case of a special meeting of stockholders, we must receive notice of your intention to introduce a proposal within 10 days following the date on which notice of such meeting is first given to stockholders. Pursuant to our Bylaws, a stockholder’s notice must include certain information regarding the proposal and the stockholder making the proposal. Depending on the nature of the proposal, additional information may be required (see “Corporate Governance — Stockholder Nominations for Director”).

By Order of the Board of Directors,

John D. Torres
Corporate Secretary

Richardson, Texas
April 11, 2011

APPENDIX A

GAAP RECONCILIATION

Below are reconciliations of the non-GAAP measures referred to in this Proxy Statement to the most directly comparable GAAP measures.

Reconciliation of GAAP Income Per Share From Continuing Operations to Adjusted Earnings Per Share From Continuing Operations

	For the Twelve Months Ended December 31,
	2010	2009

Income per share from continuing operations — diluted, a GAAP measure	$2.10	$1.09
Restructuring charges	0.18	0.53
Special legal contingency charge(a)	0.08	—
Net change in unrealized gains on open future contracts(a)	(0.01)	(0.08)
Acquisition expenses(a)	0.05	—
Loss (gain) on sale of entity(a)	—	(0.05)
Impairment of assets	—	0.08
Special product quality adjustment(b)	—	0.20
Other items, net(a)	—	—

Adjusted earnings per share from continuing operations — diluted, a non-GAAP measure	$2.40	$1.77

(a)	Recorded in Losses (gains) and other expenses, net in the Consolidated Statements of Operations

(b)	Recorded in Cost of goods sold in the Consolidated Statements of Operations

Trailing Twelve
Months to
December 31, 2010
2010

Reconciliation of Earnings before interest and taxes to Income from continuing operations before income taxes:
Earnings before interest and taxes, a non-GAAP measure	217.0
Special product quality adjustment	(0.2)
Items in Losses (gains) and other expenses, net that are excluded from segment profit	11.2
Restructuring charges	15.6
Other expense, net	1.0
Interest expense, net	12.8

Income from continuing operations before income taxes, a GAAP measure	$176.6

LENNOX INTERNATIONAL INC.
P.O. BOX 799900
DALLAS, TX 75379-9900
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Lennox International Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For	Against	Abstain

1	Janet K. Cooper	☐	☐	☐

2	John W. Norris, III	☐	☐	☐

3	Paul W. Schmidt	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2	Ratification of the appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the 2011 Fiscal Year.	☐	☐	☐

3	Advisory vote on the compensation of the named executive officers as disclosed in our proxy statement.	☐	☐	☐

For address change/comments, mark here.				☐
(see reverse for instructions)		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain

4	Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: In their discretion, John D. Torres and Richard Thompson, the proxies named in this card, are authored to vote upon such business as may properly come before the Annual Meeting in accordance with the terms of our Amended and Restated By laws.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com.

LENNOX INTERNATIONAL INC.
Annual Meeting of Stockholders
May 12, 2011 1:00 PM
This proxy is solicited by the Board of Directors
The signatory of this Proxy, by execution on the reverse side of this Proxy, hereby appoints and constitutes Richard L. Thompson and John D. Torres, and each of them, with full power of substitution, with the powers the signatory of this Proxy would possess if personally present, to vote all shares of Lennox International Inc. Common Stock entitled to be voted by the signatory at the Annual Meeting of Stockholders to be held at 1:00 p.m., local time, on May 12, 2011, at the Company’s Corporate Headquarters, 2140 Lake Park Blvd., Richardson, Texas 75080, or at any reconvened meeting after any adjournment or postponement thereof, on the matters set forth on the reverse side in accordance with any directions given by the signatory and, in their discretion, on all other matters that may properly come before the Annual Meeting or any reconvened meeting after any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3 AND “1 YEAR” ON PROPOSAL 4, AND IN THE NAMED PROXIES’ DISCRETION ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side